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                                                                       EXHIBIT 1

                            HELLER FINANCIAL, INC.
                                $10,000,000,000
                          Medium-Term Notes, Series J
               Due From 9 Months to 30 Years from Date of Issue

                            DISTRIBUTION AGREEMENT
                            ----------------------

                                October 6, 1999

Merrill Lynch & Co.,                              ABN AMRO Incorporated
Merrill Lynch, Pierce, Fenner & Smith             1325 Avenue of the Americas
Incorporated                                      10/th/ Floor
250 Vesey St                                      New York, NY  10019-6026
New York, NY 10281-1310

Banc One Capital Markets, Inc.                    Banc of America Securities
1 Bank One Plaza                                  100 North Tryon
Mail Suite IL1-0463                               NC1-007-07-01
Chicago, IL 60670                                 Charlotte, NC  02255

Barclays Capital Inc.                             Chase Securities Inc.
222 Broadway, 7/th/ Floor                         270 Park Avenue
New York, NY  10038                               New York, NY  10017

Credit Suisse First Boston Corporation            Deutsche Bank Securities Inc.
11 Madison Avenue                                 31 W. 52/nd/ St.
New York, NY 10010                                New York, NY  10019

Goldman, Sachs & Co.                              J.P. Morgan Securities Inc.
85 Broad St. 27/th/ Fl.                           60 Wall Street
New York, NY  10004                               New York, NY  10260

Lehman Brothers                                   Salomon Smith Barney Inc.
Lehman Brothers Inc.                              388 Greenwich St.
Three World Financial Center, 12th Floor          New York, NY 10013
New York, NY 10285-1200

Warburg Dillon Read LLC
677 Washington Blvd.
Stamford, CT  06912

Dear Sirs:

     Heller Financial, Inc., a Delaware corporation (the "Company"), confirms its agreement with you (the "Agents") (either acting directly or through one or more affiliates) with respect to the issue and sale by the Company of up to $10,000,000,000 aggregate principal amount of its Medium-Term Notes, Series J (the "Notes"). The Notes are to be issued under a senior indenture dated as of September 1, 1995 between the Company and
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State Street Bank and Trust Company, as trustee (the "Trustee") (as amended, the
"Indenture"). The Notes will have the maturities, annual interest rates, redemption provisions and other terms specified in a pricing supplement to the Note Prospectus referred to below.

     Subject to the terms and conditions stated herein, the Company hereby appoints each of you as an agent of the Company for the purpose of soliciting offers to purchase the Notes; provided, however, that the Company reserves the right to appoint additional agents and agrees to provide written notice to you as promptly as is practicable following the execution of any applicable pricing agreement with any such additional agents, on substantially similar terms as are set forth herein for the purpose of soliciting offers to purchase the Notes (the "Other Agents"); and provided further that the Company reserves the right to sell and may accept offers to purchase the Notes directly on its own behalf.

     1.   Solicitations by the Agents of Offers To Purchase; Purchases as
          ---------------------------------------------------------------
Principals.
----------

          (a) Following the Commencement Date (referred to below), the Company shall notify the Agents from time to time as to the commencement of a period during which the Notes may be offered and sold by the Agents (each period, commencing with such a notification and ending at such time as the authorization for offers and sales through the Agents shall have been suspended by the Company or the Agents as provided hereunder, being herein referred to as an "Offering Period"). On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Agents will use their respective reasonable best efforts to solicit offers to purchase the Notes during each Offering Period upon the terms and conditions set forth in the Note Prospectus as then amended and supplemented.

          The Company agrees to pay each Agent, as consideration for soliciting the sale of the Notes, in the form of a discount, a commission equal to the applicable percentage set forth on Schedule 1 hereto of the principal amount of each Note sold by the Company as the result of a solicitation by such Agent; provided, however, that either the Agents or the Company may upon not less than 30 days' notice request that the commissions be renegotiated, and if no agreement is reached within such 30-day period this Agreement shall be terminated subject to Section 8 hereof.

          The Agents are authorized to solicit orders for the Notes only in denominations of $1,000 or any amount in excess thereof which is a multiple of $1,000 and, unless otherwise agreed to by the Company, at a purchase price equal to 100% of their principal amount. Each Agent shall communicate to the Company, orally or in writing, each reasonable offer or indication of interest received by it to purchase Notes. The Company shall have the sole right to accept offers to purchase the Notes and may reject any such offer in whole or in part. Each Agent shall have the right to reject, in its discretion reasonably exercised, any offer received by it to purchase the Notes, in whole or in part, and any such rejection shall not be deemed a breach of its agreements contained herein. In soliciting offers to purchase the Notes hereunder, the Agents are acting solely as agents for the Company, and not as principals. Each Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company, but no Agent shall

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have any liability to the Company in the event any such purchase is not consummated for any reason. Under no circumstances will the Agents be obligated to purchase any Notes for their own accounts, unless a Terms Agreement has been entered into pursuant to Section 1(b) hereof.

          The Agents and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Medium-Term Note, Series J, Administrative Procedures attached hereto as Exhibit A (the "Procedures"). The Procedures may be amended only by written agreement of the Company and the Agents.

          The documents required to be delivered by Section 5 of this Agreement shall be delivered at the office of Katten Muchin & Zavis, counsel for the Agents, 525 W. Monroe Street, Chicago, IL 60661, on such date as may be agreed to by the Company and the Agents (the "Commencement Date").

          (b) Subject to the terms and conditions stated herein, the Company agrees that, whenever the Company determines to sell Notes directly to an Agent as principal for resale to others, it will enter into a Terms Agreement (which may be either oral, to be confirmed in writing, or written) relating to such sale in accordance with the provisions of this Section 1(b). Each sale of Notes to an Agent as principal shall be made in accordance with the terms of this Agreement and a supplemental agreement which will provide for the sale of such Notes to, and the purchase and reoffering thereof by, such Agent. Each such supplemental agreement (which shall be either oral, to be confirmed in writing, or written, and in either case the confirmation or the supplemental agreement shall be substantially in the form of Exhibit B hereto and may take the form of an exchange of any standard form of written telecommunication between the applicable Agent and the Company) is herein referred to as a "Terms Agreement". An Agent's commitment to purchase Notes pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. The Company and the Agents agree that the purchase price for Notes that an Agent purchases as principal will equal 100% of the principal amount of the Notes minus a discount equal to the applicable percentage set forth on Schedule I hereto of the principal amount of each Note sold by the Company directly to such Agent as principal, or such other purchase price as the Company and such Agent shall mutually agree upon for a particular sale of Notes, as reflected in the Terms Agreement and the related supplement to the Note Prospectus for such Notes. Each Terms Agreement shall describe the Notes to be purchased pursuant thereto by the Agent who is a party to such Terms Agreement, specify the principal amount of such Notes, the price to be paid to the Company for such Notes, the rate at which interest will be paid on the Notes, the date and time of delivery of payment for such Notes (the "Purchase Date"), the place of delivery of the Notes and payment therefor, the method of payment and any modification of the requirements for the delivery of the opinions of counsel, the certificates from the Company, and the letter from Arthur Andersen LLP, pursuant to Section 5(B)(b). Agents acting as principals may utilize a selling or dealer group in connection with the resale of Notes purchased. The Agents may reallow any portion of the commission payable pursuant hereto to dealers or purchasers in connection with the offer and sale of any Notes.

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          Delivery of the certificates for Notes sold to an Agent pursuant to any Terms Agreement shall be made as agreed to between the Company and such Agent as specified in the Terms Agreement, not later than the Purchase Date set forth in such Terms Agreement, against payment of funds to the Company in the net amount due to the Company for such Notes by the method and in the form specified in the Terms Agreement.

     2.   Other Activities of Agents.  The Company acknowledges that nothing in
          --------------------------
this Agreement shall prohibit any Agent from (i) acting as broker for the sale of Notes by customers other than the Company, (ii) soliciting the sale of Notes through such Agent as broker for the seller, soliciting the sale of Notes to such Agent as principal and soliciting offers to buy Notes, (iii) purchasing Notes, and (iv) offering and selling as principal for its own account Notes which such Agent has purchased.

     3.   Representations and Warranties.  The Company represents and warrants
          ------------------------------
to, and agrees with, the Agents that:

          (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"), and has filed with the Securities and Exchange Commission (the "Commission") a registration statement on such form (File No. 333-84725) for the registration under the Act of certain senior preferred stock, Class A common stock, warrants to purchase debt securities, and debt securities, including the Notes. Such registration statement, at the time of filing, at the time it became effective, and at the date of this Agreement, meets the requirements set forth in Rule 415(a)(1)(x) under the Act and complies in all other material respects with said Rule. Such registration statement, including the exhibits thereto, other than the Form T-1 Statements of Eligibility and Qualification of the Trustees under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), when it became effective, is hereinafter called the "Registration Statement", and the prospectus in the form in which it appears in the Registration Statement is hereinafter called the "Prospectus". The term "preliminary prospectus" as used herein means a prospectus filed as part of any post-effective amendment to the Registration Statement prior to the effective date of such post-effective amendment, as contemplated in Rule 430 under the Act. The Company proposes to file with the Commission from time to time, pursuant to Rule 424(b) under the Act, supplements to the Prospectus, which will describe certain terms of the Notes and prior to any such filing will advise the Agents of all further information (financial and other) with respect to the Company to be set forth therein. The Prospectus as so supplemented from time to time is hereinafter called the "Note Prospectus". Any preliminary form of supplemental prospectus which may be filed pursuant to Rule 424(b) under the Act is hereinafter called a "preliminary supplemental prospectus". Any reference herein to the Registration Statement, any preliminary prospectus, any preliminary supplemental prospectus, the Prospectus, or the Note Prospectus as amended and supplemented, shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 (except for any documents or portions thereof which are deemed, under Rule 412 of the rules and regulations of the Commission under the Act, not to be incorporated) which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the effective date of the Registration Statement, or the issue date of such preliminary prospectus, preliminary supplemental prospectus, supplemental prospectus, the Prospectus or the Note Prospectus, as the case may be; and any reference

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herein to the terms "amend", "amendment", or "supplement" with respect to the
Registration Statement, any preliminary prospectus, any preliminary supplemental prospectus, any supplemental prospectus, the Prospectus or the Note Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the effective date of the Registration Statement or the issue date of any preliminary prospectus, any preliminary supplemental prospectus, any supplemental prospectus, the Prospectus or the Note Prospectus, as the case may be, deemed to be incorporated therein by reference.

          (b) When the Registration Statement became effective, when any amendment to the Registration Statement becomes effective (including the filing of any document incorporated by reference in the Registration Statement), when any supplement to the Prospectus (other than a supplement specifying the terms of debt securities other than the Notes) or the Note Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act, on each day during an Offering Period, and at the time of delivery of any Notes to any purchaser or his agent whose offer to purchase such Notes was delivered to the Company during an Offering Period:

               (i) The Registration Statement, as amended as of any such time, and the Note Prospectus, as amended and supplemented as of any such time, and the Indenture does and will comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder.

               (ii) Neither the Registration Statement nor the Note Prospectus, each as amended and supplemented as of any such time, contains or will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Note Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Agents or the other agents specifically for use in the Registration Statement and the Note Prospectus or any amendment thereof or supplement thereto.

               (iii) The documents incorporated by reference in the Registration Statement or the Note Prospectus, when they became effective or were filed with the Commission, as the case may be, under the Exchange Act, conformed, and any documents so filed and incorporated by reference in the Registration Statement or the Note Prospectus, each as amended or supplemented as of any such time, after the date of this Agreement will, when they are filed with the Commission, conform, in all material respects to the requirements of the Act and the Exchange Act, as applicable, and all rules and regulations of the Commission thereunder.

               (iv) The consolidated financial statements and consolidated financial schedules of the Company and any subsidiaries included or incorporated by reference in the Registration Statement and the Note Prospectus, each as amended or supplemented as of any such time, fairly present the financial condition of such companies

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as of the dates indicated and the results of operations and changes in financial position for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein). Arthur Andersen LLP, which has examined certain of such financial statements and schedules, as set forth in their reports included or incorporated by reference in the Registration Statement and the Note Prospectus, each as amended or supplemented as of any such time, are, to the best of the Company's knowledge, independent public accountants with respect to the Company and its subsidiaries as required by the Act and the rules and regulations thereunder.

               (v) The Company and each of its subsidiaries (other than subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a "significant subsidiary" as defined in Rule 1-02(v) of Regulation S-X promulgated by the Commission) have been duly incorporated and are validly existing as corporations in good standing under the laws of the respective jurisdictions of their incorporation; each of the Company and such subsidiaries is duly licensed and duly qualified to do business as a foreign corporation and is in good standing in all the jurisdictions in which it owns or leases substantial properties or in which the conduct of its business requires such qualification, except where the failure to be so qualified, considering all such cases in the aggregate, does not involve a material risk to the business, properties, financial position or results of operations of the Company and its subsidiaries, taken as a whole; and each of the Company and such subsidiaries has full power and authority to own its properties and conduct its business as described in the Prospectus; all the outstanding shares of capital stock of each such subsidiary which are owned by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and any other security interests, claims, liens or encumbrances.

               (vi) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered; as of the Commencement Date the Notes will have been duly authorized and, when duly executed, authenticated, issued and delivered as contemplated hereby and by the Indenture, will constitute valid and legally binding obligations of the Company in accordance with their terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditor's rights and to general equity principles.

               (vii) Each of the agreements listed on Schedule II hereto has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the other party or parties thereto) constitutes a valid and legally binding obligation of the parties thereto enforceable in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditor's rights and to general equity principles.

               (viii) This Agreement has been duly authorized, executed and delivered by the Company.

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               (ix)   Unless you shall have been otherwise promptly notified by
the Company in writing, except as contemplated in the Note Prospectus, as amended and supplemented as of any such time, subsequent to the respective dates as of which information is given in the Registration Statement and the Note Prospectus, each as amended and supplemented as of any such time, (A) there has not been any material adverse change in the financial condition, earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, (B) neither the Company nor any of its subsidiaries has entered into any transaction not in the ordinary course of business material to the Company and its subsidiaries taken as a whole and (C) neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business which are material in relation to the Company and its subsidiaries taken as a whole.

               (x) Except as set forth in the Note Prospectus, as amended and supplemented as of any such time, and except for litigation which, if determined adversely to the Company or its subsidiaries, would not have a material adverse effect upon the financial condition or the earnings of the Company and its subsidiaries (taken as a whole), the Company knows of no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject; to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the Act or by the rules and regulations of the Commission thereunder and which have not been so filed or which will not be so filed as required by the Act or such rules or regulations.

               (xi) None of the issuance or sale of the Notes by the Company, the performance of the obligations of the Company under the Notes, the Indenture and this Agreement, the consummation by the Company of any other of the transactions herein contemplated, or the fulfillment by the Company of the terms hereof, will materially conflict with, result in a material breach of or constitute a material default under any statute, the Company's charter or by-laws or the terms of any indenture or other agreement or instrument to which the Company or any of its subsidiaries is a party or is bound, or, to the best of the Company's knowledge, any order or regulation applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Company or any of its subsidiaries; no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation of the transactions contemplated in connection with the issuance or sale of the Notes by the Company, except such as may be required under the Act, the Trust Indenture Act or state securities laws; and the Company has full power and authority to authorize, issue and sell the Notes as contemplated by this Agreement.

     4.   Agreements of the Company.  The Company agrees with the Agents that:
          -------------------------

          (a) Prior to the termination of the offering of the Notes pursuant to this Agreement, the Company will not file any amendment to the Registration Statement, any

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supplement to the Prospectus which would create a Note Prospectus or any supplement to the Note Prospectus unless the Company has previously furnished the Agents a copy thereof for their review and will not file any such proposed amendment or supplement to which any of the Agents reasonably objects. Subject to the foregoing sentence, the Company will promptly cause the Prospectus together with each supplement thereto which would create a Note Prospectus, and each Note Prospectus together with each supplement thereto, to be transmitted to the Commission for filing electronically by the appropriate date, or will promptly cause each supplement to the Prospectus or the Note Prospectus, as the case may be, to be filed with the Commission pursuant to said Rule. The Company will promptly advise the Agents (i) of the filing of any amendment or supplement to the Prospectus which creates a Note Prospectus, including the filing of documents incorporated therein by reference, (ii) of the filing of any amendment or supplement to the Note Prospectus, including the filing of documents incorporated therein by reference, (iii) of the filing or effectiveness of any amendment to the Registration Statement, (iv) of any comments from the Commission relating to or any request by the Commission for any amendment of the Registration Statement, any amendment of or supplement to the Prospectus which would create a Note Prospectus, or any amendment of or supplement to the Note Prospectus, or for any additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b) If, at any time when a prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which, in the reasonable opinion of counsel for the Agents or counsel for the Company, the Registration Statement or the Note Prospectus, as then amended or supplemented, would not reflect any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement or the Note Prospectus, as then amended or supplemented, and/or would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if, in the reasonable opinion of either such counsel, it is necessary at any time to amend or supplement the Registration Statement or the Note Prospectus, as then amended or supplemented, to comply with the Act, the Company promptly will notify the Agents and, if so notified by the Company, the Agents shall forthwith suspend solicitation of offers to purchase Notes and cease using the Note Prospectus, as then amended or supplemented; the Company will promptly prepare and file with the Commission, subject to the first sentence of Section 4(a) above, an amendment or supplement to such Registration Statement or Note Prospectus which will include such facts or events and/or will correct such statement or omission or will effect such compliance and will supply such amended or supplemented Note Prospectus to the Agents in such quantities as the Agents may reasonably request. If such amendment or supplement, and any documents, certificates and opinions furnished to the Agents pursuant to Section 4(f) below in connection with the preparation or filing of such amendment or supplement, are satisfactory in all respects to the Agents, the Agents will, upon the filing of such amendment or supplement with the Commission or effectiveness of

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an amendment to the Registration Statement, resume their obligations to solicit offers to purchase Notes hereunder.

          (c) The Company will make generally available to its security holders as soon as practicable, but not later than 15 months after the end of a fiscal quarter of the Company during which any Notes are sold through or purchased by the Agents, an earnings statement of the Company (which need not be audited) covering a 12-month period within such 15 months, which earnings statement shall satisfy the provisions of Section 11(a) of the Act and the rules and regulations of the Commission issued thereunder (including Rule 158 under the Act).

          (d) The Company will furnish to each Agent and counsel for the Agents, without charge, copies of the Registration Statement, the Note Prospectus and all amendments of and supplements to such documents (including exhibits thereto and documents incorporated by reference therein), in each case as soon as available and in such quantities as such Agent reasonably requests and for so long as delivery of a prospectus by such Agent may be required under the Act, that the Company will also furnish to each Agent and counsel for the Agents one manually signed copy of the Registration Statement and all amendments thereto (including in each case all Exhibits thereto) as soon as available.

          (e) The Company will use its best efforts to qualify the Notes for sale under the securities laws of such jurisdictions as the Agents may reasonably designate, will maintain such qualifications in effect so long as required for the distribution of the Notes pursuant to this Agreement (except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any State) and will arrange for the determination of the eligibility for investment of the Notes under the laws of such jurisdictions as the Agents may reasonably request.

          (f) The Company shall furnish to each Agent such documents, certificates of officers of the Company and opinions of counsel for the Company relating to the business, operations and affairs of the Company, the Registration Statement and the Note Prospectus, any amendments or supplements thereto, the Indenture, the Notes, this Agreement, the Procedures and the performance by the Company and such Agent of their respective obligations hereunder and thereunder as such Agent may from time to time prior to the termination of this Agreement reasonably request.

          (g) The Company, whether or not any Notes are sold through or purchased by the Agents and whether or not this Agreement is terminated, shall pay all expenses incident to the performance of its obligations under this Agreement, including, without limitation, the fees and disbursements of its accountants; the cost of printing and delivery of the Registration Statement and the Note Prospectus, all amendments and supplements thereto, the Indenture, and all other documents relating to the offering; the cost of preparing, printing, packaging and delivering the Notes; the fees and disbursements (including fees of counsel) incurred in connection with the qualification of the Notes for sale and determination of eligibility for investment of the Notes under the securities or Blue Sky laws of such jurisdictions as the Agents may designate; any filing fees of the National

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Association of Securities Dealers, Inc. relating to the Notes; the fees and disbursements of the Trustee, the fees of any agency that rates the Notes; and the fees and expenses in connection with any listing of the Notes on any stock exchange or market.

          (h) The Company shall reimburse each Agent for any out-of-pocket expenses (including, without limitation, advertising expenses approved by the Company in its discretion and the reasonable fees and disbursements of counsel to the Agents) incurred heretofore or hereafter by such Agent in connection with the offering, purchase and sale of the Notes. Any such out-of-pocket expenses shall be payable upon the receipt by the Company from such Agent of any itemized statement therefor.

          (i) Each time the Registration Statement or the Note Prospectus is amended (which term for the purposes of this Section 4 shall include the filing by the Company of materials incorporated by reference in the Registration Statement or the Note Prospectus) or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates on the Notes or for a change deemed immaterial in the reasonable opinion of the Agents), or the Prospectus is supplemented to create a Note Prospectus, the Company will, at the request of any Agent in such Agent's sole discretion, deliver or cause to be delivered forthwith to each Agent a certificate of the Company signed by the Chairman of the Board, the President or any Vice President and by the principal financial or accounting officer of the Company, dated the date of the effectiveness of such amendment or the date of filing of such amendment or supplement, as the case may be, in form reasonably satisfactory to the Agents, to the effect that the statements contained in the certificate referred to in
Section 5(A)(d) that was last furnished to the Agents (either pursuant to Section 5(A)(d) or pursuant to this Section 4(i)) are true and correct at the time of the effectiveness of such amendment (which for the purposes of this Agreement in the case of the filing of materials incorporated by reference shall be the date of the filing of such materials) or the date of filing of such supplement, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement as amended at the time of effectiveness of such amendment, and to the Prospectus or the Note Prospectus (as the case may be) as amended and supplemented at the date of such certificate) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(A)(d) but modified, if necessary, to relate to the Registration Statement as amended at the time of the effectiveness of such amendment, and to the Prospectus or the Note Prospectus (as the case may be) as amended and supplemented at the date of such certificate.

          (j) Each time the Registration Statement or the Note Prospectus is amended or supplemented, including by the filing by the Company of materials incorporated by reference, or the Prospectus is supplemented to create a Note Prospectus, the Company shall, at the request of any Agent in such Agent's sole discretion, furnish to or cause to be furnished forthwith to each Agent a written opinion of the General Counsel, any Deputy General Counsel of the Company, or other United States counsel to the Company reasonably satisfactory to the Agents, to the effect set forth in Exhibit C hereto; provided, however, that such opinion need not be furnished with respect to an amendment or supplement (i) providing solely for a change in the interest rates on the Notes or for a change deemed immaterial in the reasonable opinion of the Agents, or
(ii) setting forth or incorporating by reference financial statements or other information as of and for a fiscal

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quarter, unless in the reasonable judgment of the Agents, such financial statements or other information are of such a nature that an opinion of counsel should be furnished. Any such opinion shall be dated the date of the effectiveness of such amendment or the date of filing of such supplement, as the case may be, in form satisfactory to the Agents. In lieu of such opinion, such counsel may furnish to each Agent a letter to the effect that the Agents may rely on such counsel's last opinion to the same extent as though it were dated the date of such letter authorizing reliance on such last opinion (except that statements in such last opinion will be deemed to relate to the Registration Statement as amended at the time of the effectiveness of such amendment, and to the Prospectus or the Note Prospectus (as the case may be) as amended and supplemented at the date of such letter).

          (k) Each time that the Registration Statement or the Note Prospectus is amended or supplemented to set forth amended or supplemental financial information, the Company shall, at the request of any Agent in such Agent's sole discretion, cause Arthur Andersen LLP, its independent public accountants, forthwith to furnish the Agents a letter, dated the date of the effectiveness of such amendment or the date of filing of such supplement, as the case may be, in form satisfactory to the Agents, of the same tenor as the letter referred to in
Section 5(A)(e) and clause (1) of Exhibit D hereto but modified to relate to the Registration Statement and the Note Prospectus, as amended and supplemented to the date of such letter, and of the same tenor as the portions of the letter referred to in clauses (2) and (3) of Exhibit D hereto with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; provided, that if the Registration Statement or the Note Prospectus is amended or supplemented solely to include or incorporate by reference financial information with respect to a fiscal quarter, Arthur Andersen LLP may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless any other information included or incorporated by reference therein of an accounting, financial or statistical nature is of such a nature that, in the reasonable judgment of the Agents, such letter should cover such other information.

          (l) Each acceptance by the Company of an offer for the purchase of Notes shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement to the Agents pursuant hereto are true and correct at the time of such acceptance, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or his agent, or the applicable Agent, of the Notes relating to such acceptance as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and the Note Prospectus as amended and supplemented to each such time).

          (m) Unless otherwise specified in a Terms Agreement, during the period, commencing on the date of the Terms Agreement and ending on the settlement date with respect thereto, the Company shall not, without the prior consent of the Agent who is a party to such Terms Agreement, issue or announce the proposed issuance of any of its debt securities, including Notes, with terms substantially similar to those of the Notes being purchased pursuant to the Terms Agreement.

          (n) The Company will deliver to the Agents at their respective addresses specified in Section 9 below, so long as this Agreement shall remain in effect, copies of any published reports of the Company to its securities holders, including, without limitation, any annual reports and quarterly reports of the Company and any other financial reports made generally available to its securities holders, at the same time as such reports are published or made available to securities holders.

     5.   Conditions to the Obligations of the Agents.  (A)  The obligations
          -------------------------------------------
of each Agent to solicit offers to purchase the Notes pursuant to Section 1(a) hereof will be subject to the accuracy of the representations and warranties on the part of the Company made herein as of the date hereof, the Commencement Date and at the times set forth in Section 4(l), to the accuracy of the statements of the Company's officers made in each certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed and to the following additional conditions precedent:

          (a) No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

          (b) The Company shall have furnished to such Agent the opinion of the General Counsel or Deputy General Counsel of the Company, or other United States counsel to the Company reasonably satisfactory to the Agents, dated the Commencement Date, to the effect set forth in Exhibit C hereto.

          (c) Such Agent shall have received from Katten Muchin & Zavis, counsel for the Agents, an opinion dated the Commencement Date with respect to the issuance and sale of the Notes, the Indenture, the Registration Statement, as amended as of the Commencement Date, the Note Prospectus, as amended and supplemented as of the Commencement Date, and other related matters as such Agent may reasonably require; and the Company shall have furnished to such counsel such documents as they may request for the purpose of enabling them to pass on such matters.

          (d) The Company shall have furnished to such Agent a certificate of the Company, signed by the Chairman of the Board, the President or any Vice President, and by the principal financial or accounting officer of the Company (or another officer acceptable to such Agent), dated the Commencement Date, to the effect that the signers of such certificate have examined the Registration Statement, as amended as of the date of such certificate, the Note Prospectus, as amended and supplemented as of the date of such certificate, and this Agreement and that:

              (i) The representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the date of such certificate with the same effect as if made on the date of such certificate, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied as a condition to the obligations of such Agent under this Agreement;

              (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

              (iii) since the date of the most recent financial statements included in the Note Prospectus, as amended and supplemented, there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, nor any material change in the debt maturing more than one year after the date of issue of the Company and its consolidated subsidiaries, other than those changes reflected in or contemplated by the Note Prospectus, as amended and supplemented as of the date of the certificate.

          (e) Arthur Andersen LLP shall have furnished to such Agent a letter or letters, dated the Commencement Date, in form and substance satisfactory to such Agent, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder, that the response to Item 10 of the Registration Statement is correct insofar as it relates to them and to the effect set forth in Exhibit D hereto.

          (f) Subsequent to the respective dates as of which information is given in the Registration Statement and the Note Prospectus, as amended and supplemented, there shall not have been (i) any change or decrease specified in the certificate referred to in paragraph (A)(d) of this Section 5 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries, the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of such Agent, so material and adverse as to make it impractical or inadvisable to proceed with the soliciting of offers to purchase the Notes as contemplated by the Registration Statement and the Note Prospectus (or, in the case of a Terms Agreement, to proceed with the offering or the delivery of the Notes to be purchased as contemplated by the Terms Agreement).

          (g) The Company shall have furnished to such Agent such further information, certificates and documents as such Agent may reasonably request from time to time. Any certificate signed by any officer of the Company and delivered to such Agent or its counsel and delivered explicitly pursuant to the terms of this Agreement shall be deemed a representation and a warranty by the Company to such Agent as to matters covered thereby, as if set forth herein.

     (B) The obligations of an Agent to purchase Notes pursuant to any Terms Agreement entered into by it pursuant to Section 1(b) hereof will be subject to the accuracy of the representations and warranties on the part of the Company herein as of the date of such Terms Agreement and as of the Purchase Date thereunder, to the accuracy of the statements of the Company's officers made in each certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all covenants and agreements contained herein and in such Terms Agreement on its part to be performed and observed and to the following additional conditions precedent:

          (a) No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

          (b) Except to the extent modified by such Terms Agreement, such Agent shall have received, appropriately updated and modified, (i) a certificate of the Company, dated as of the Purchase Date, to the effect set forth in Section 5(A)(d), (ii) the opinion of the General Counsel or Deputy General Counsel of the Company, or other United States counsel to the Company reasonably satisfactory to such Agent, dated as of the Purchase Date, to the effect set forth in Section 5(A)(b), (iii) the opinion of Katten Muchin & Zavis, counsel for the Agents, dated as of the Purchase Date, to the effect set forth in
Section 5(A)(c) and (iv) the letter of Arthur Andersen LLP, dated as of the Purchase Date, to the effect set forth in Section 5(A)(e).

          (c) The conditions set forth in Section 5(A)(f) shall have been satisfied.

          (d) Prior to the Purchase Date, the Company shall have furnished to such Agent such further information, certificates and documents as such Agent may reasonably request.

     If any of the conditions specified in this Section 5(B) shall not have been fulfilled in all material respects when and as provided in this Agreement and in such Terms Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement and in such Terms Agreement shall not be in all material respects reasonably satisfactory in form and substance to such Agent and its counsel, such Terms Agreement and all obligations of such Agent thereunder may be canceled at, or at any time prior to, the Purchase Date by such Agent. Notice of such cancellation shall be given to the Company in writing or by telephone or telecopy confirmed in writing.

     6.   Indemnification and Contribution.
          --------------------------------

          (a) The Company agrees to indemnify and hold harmless each Agent and each person who controls any Agent within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities and reasonable expenses (including reasonable costs of investigation), as incurred, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any preliminary prospectus, any preliminary supplemental prospectus, the Prospectus, the Note Prospectus or in any amendment thereof or supplement thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon any untrue statement or omission, or allegation thereof, which has been made therein or omitted therefrom in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Agent specifically for use therein, and (ii) such indemnity with respect to any preliminary prospectus, any preliminary supplemental prospectus, the Prospectus or the Note Prospectus shall not inure to the benefit of such Agent (or any person controlling such Agent), if the Company shall have delivered sufficient quantities of the Note Prospectus, as amended and supplemented, to such Agent within a reasonable time prior to the earlier of the delivery of the written confirmation of the sale of such Notes or the delivery of such Notes to the person asserting such loss, claim, damage, liability or action for which indemnification is sought, and the Note Prospectus as so amended and supplemented (excluding documents incorporated by reference) was not sent or given to such person at or prior to the earlier of the delivery of the written confirmation of the sale of such Notes or the delivery of such Notes to such person in any case where such sending or giving of a prospectus is required by the Act and the untrue statement or omission of a material fact contained in such preliminary prospectus, such preliminary supplemental prospectus, such Prospectus or such Note Prospectus was corrected in the Note Prospectus, as so amended and supplemented, provided to such Agent. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) Each Agent agrees to indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of either the Act or the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement or any amendment thereto to the same extent as the foregoing indemnity from the Company to such Agent, but only insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which was made therein in reliance upon and in conformity with written information supplied to the Company by or on behalf of such Agent with respect to such Agent specifically for use therein. This indemnity agreement will be in addition to any liability which the Agents may otherwise have.

          (c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 6, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under
Section 6(a) or 6(b). In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), approved by the Agents in the case of paragraph (a) of this Section 6, representing the indemnified parties under such paragraph (a) who are parties to such action),
(ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

          (d) If the indemnification provided for in this Section 6 is unavailable to or insufficient to hold harmless an indemnified party under paragraph (a) or (b) of this Section 6 in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the relevant Agent, on the other, from the offering of the Notes to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, on the one hand, and such Agent, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and such Agent, on the other, shall be deemed to be in the same proportion as the proceeds from the sale of such Notes (before deducting expenses) received by the Company bear to the total commissions (total discounts, in the case of a Terms Agreement) received by such Agent in respect thereof pursuant to Section 1. The relative fault shall be determined by reference to, among other things, whether the indemnified party failed to give the notice required under paragraph (c) of this Section 6, including the consequences of such failure, and whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading relates to information supplied by the Company, on the one hand, or by such Agent, on the other, and the relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, of the Company, on the one hand, or such Agent, on the other. The Company and the Agents agree that it would not be just and equitable if contribution pursuant to this paragraph (d) of this Section 6 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this paragraph (d) of this Section 6. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this paragraph (d) of this Section 6 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim (which shall be limited as provided in paragraph (c) of this Section 6 if the indemnifying party has assumed the defense of any such action in accordance with the provisions thereof). Notwithstanding the provisions of this paragraph (d), no Agent shall be required to contribute any amount in excess of the amount by which the total price at which such Notes were sold to or through it exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person who controls an Agent within the meaning of the Act shall have the same rights to contribution as such Agent, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement or any amendment thereto and each director of the Company shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against any other party or parties under this paragraph (d) of this Section 6, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d) of this Section 6. The obligations of the Agents to contribute under this paragraph (d) of this Section 6 are several in proportion to the respective commissions received by the relevant Agents from the offering the Notes to which the loss, claim, damage or liability (or action in respect thereof) relates.

          (e) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which such indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     7.   Termination.
          -----------

          (a) This Agreement may be terminated at any time either by the Company as to any of the Agents or by any of the Agents insofar as this Agreement relates to such Agent upon the giving of written notice of such termination to such Agent or Agents or to the Company, as the case may be. In the event of such termination, no terminating party or party with respect to which this Agreement is terminated shall have any liability to the other parties hereto, except as provided in second paragraph of Section 1(a) and Sections 4(c), 4(g), 4(h), 6, 8 and 11 and except that, (i) if at the time of termination an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or its Agent of the Note or Notes relating thereto has not occurred or (ii) if the Agent or Agents shall then own any Note or Notes purchased pursuant to a Terms Agreement, the Company's representations and warranties stated in Section 3(b) and its obligations under the fourth paragraph of Section 1(a) and Sections 4(a), 4(b), 4(e), 4(f), 4(i), 4(j), 4(k), 4(l),
4(m) and 4(n), with respect to clause (i) above, shall also remain in full force and effect and not be terminated and, with respect to clause (ii) above, shall remain in full force and effect and not be terminated until the earlier of such resale or the expiration of 90 days from such termination.

          (b) Each Terms Agreement shall be subject to termination in the absolute discretion of the Agent who is a party thereto, by notice given to the Company prior to delivery of any payment for Notes to be purchased thereunder, if prior to such time (i) trading in securities generally or of the Company on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared by either Federal or New York State authorities, (iii) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets or the United States is such as to make it, in the judgment of such Agent, impracticable to market such Notes or enforce contracts for sale of such Notes,
(iv) there shall have been any decrease in the ratings of any of the Company's debt securities by Moody's Investors Service, Inc., Standard & Poor's Corporation or Duff & Phelps, Inc., or any such rating agency shall have announced publicly that it has placed any of such debt securities on what is commonly termed a "Watch List" for possible downgrading or (v) any condition set forth in Section 5(B) shall not have been satisfied or waived.

     8.   Representations and Indemnities to Survive.  The respective
          ------------------------------------------
agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Agents set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Agents or the Company or any of the officers, directors or controlling persons referred to in Section 6 hereof, and will survive delivery of and payment for the Notes.

     9.   Notices.  All communications hereunder will be in writing and
          -------
effective only on receipt, and, if sent to the Company, will be mailed or delivered or sent by facsimile transmission and confirmed to it at 500 W. Monroe St., Chicago, IL 60661, attention of the Treasurer, facsimile transmission number (312) 441-7586, and if sent to any of the Agents, will be mailed or delivered or sent by facsimile transmission and confirmed to them at their respective addresses and facsimile transmission numbers, as follows:

          (a) if to Merrill Lynch, Pierce, Fenner & Smith Incorporated, to it at 250 Vesey Street, 10th Floor, New York, NY 10281-1310, Attention: Scott Primrose/MTN Product Management, facsimile transmission number (212) 449-2234;

          (b) if to ABN AMRO Incorporated, to it at 1325 Avenue of the Amerias, 10/th/ Fl., New York, NY 10019-6026, Attention: Connie Cornish, facsimile transmission number (212) 314-1475;

          (c) if to Banc One Capital Markets, Inc., to it at 1 Bank One Plaza, Suite IL1-0595, Chicago, IL 60670, Attention: Evonne Taylor, Corporate Securities Structuring, facsimile transmission number (312) 732-4172;

          (d) if to Banc of America Securities LLC, to it at 100 North Tryon, NC1-007-07-01, Charlotte, NC 02255, Attention: Illeana Chu, Medium Term Note Product, facsimile transmission number (704) 388-9982;

          (e) if to Barclays Capital Inc., to it at 222 Broadway, 7/th/ Fl., New York, NY 10038, Attention: Richard Wolff, facsimile transmission number (212) 412-1050;

          (f) if to Chase Securities Inc., to it at 270 Park Avenue, New York, NY 10017 Attention: Medium-Term Note Desk, facsimile transmission number (212) 834-6081;

          (g) if to Credit Suisse First Boston Corporation, to it at 11 Madison Avenue, New York, NY 10010, Attention: Short and Medium Term Finance, facsimile transmission number (212) 325-8183;

          (h) if to Deutsche Bank Securities Inc., to it at 31 W. 52/nd/ St., New York, NY 10019, Attention: Daniel F. Benton, facsimile transmission number
(212) 469-6801;

          (i) if to Goldman, Sachs & Co., to it at 85 Broad St., New York, NY 10004, Attention: Credit Department-Credit Control, Medium-Term Notes, facsimile transmission number (212) 357-8680;

          (j) if to J.P. Morgan Securities Inc., to it at 60 Wall St., Third Floor, New York, NY 10260, Attention: MTN Trading Desk, facsimile transmission number (212) 648-5909;

          (k) if to Lehman Brothers Inc. to it at Three World Financial Center, 12th Floor, New York, NY 10285-1200, Attention: Medium-Term Note Department, facsimile transmission number (212) 528-1718;

          (l) if to Salomon Smith Barney Inc., to it at 7 World Trade Center, New York, NY 10048, Attention: MTN Department, facsimile transmission number
(212) 783-2274; and

          (m) if to Warburg Dillon Read LLC, to it at 677 Washington Blvd., Stamford, CT 06912, Attention: Bruce Widas, facsimile transmission number (203) 719-3160. Any party hereto may change its address or facsimile number set out in this Section 9 by a notice given to the other parties in accordance herewith.

     10.  Successors.  This Agreement will inure to the benefit of and be
          ----------
binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 6 hereof, and no other person will have any right or obligation hereunder.

     11.  Applicable Law.  This Agreement will be governed by and construed
          --------------
in accordance with the laws of the State of New York, without giving effect to its principles of conflicts of laws.

     12.  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                           [signature page follows]

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and you.

                                        Very truly yours,
                                        HELLER FINANCIAL, INC.


                                        By:  /s/ Kurt J. Roemer
                                        Name Printed: Kurt J. Roemer
                                        Title: SVP & Asst. Treasurer



The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:  /s/ Scott G. Primrose
Name Printed:  Scott G. Primrose
Title:  Authorized Signatory


ABN AMRO INCORPORATED

By:  /s/ Linda A. Dawson
Name Printed:  Linda A. Dawson
Title:  Managing Director


BANC ONE CAPITAL MARKETS, INC.

By:  /s/ Evonne W. Taylor
Name Printed:  Evonne W. Taylor
Title:  Managing Director


BANC OF AMERICA SECURITIES LLC

By:  /s/ Jennifer W. Aren
Name Printed:  Jennifer w. Aren
Title:  Principal

BARCLAYS CAPITAL INC.

By:  /s/ Thomas G. Voorhees
Name Printed:  Thomas G. Voorhees
Title:  Director


CHASE SECURITIES INC.

By:  /s/ Susan O'Brien
Name Printed:  Susan O'Brien
Title:  Vice President


CREDIT SUISSE FIRST BOSTON CORPORATION

By:  /s/ Helene M. Willner
Name Printed:  Helene M. Willner
Title:  Director


DEUTSCHE BANK SECURITIES INC.           DEUTSCHE BANK SECURITIES INC.

By:  /s/                                By:  /s/ Kelly Cree
   --------------------------------
Title:_____________________________     Title:  VP


GOLDMAN, SACHS & CO.

By:  /s/ Goldman, Sachs & Co.
Name Printed:______________________
Title:_____________________________


J.P. MORGAN SECURITIES INC.

By:  /s/ Robert Silverschotz
Name Printed:  Robert Silverschotz
Title:  V. P.


LEHMAN BROTHERS INC.

By:  /s/ Martin Ragde
Name Printed:  Martin Ragde
Title:  Managing Director

SALOMON SMITH BARNEY INC.

By: /s/ Martha Bailey
Name Printed: Martha Bailey
Title: First Vice President


WARBURG DILLON READ LLC

By:  /s/ Bruce J. Widas
Name Printed:  Bruce J. Widas
Title:  Managing Director

                                  SCHEDULE I

                            HELLER FINANCIAL, INC.
               Medium-Term Notes, Series J, Commission Schedule

                                                      Commission
     Term                                                Rate
     ----                                                ----

     9 months to less than 1 year                       .125%
     1 year to less than 18 months                      .150%
     18 months to less than 2 years                     .200%
     2 years to less than 3 years                       .250%
     3 years to less than 4 years                       .350%
     4 years to less than 5 years                       .450%
     5 years to less than 6 years                       .500%
     6 years to less than 7 years                       .550%
     7 years to less than 10 years                      .600%
     10 years to less than 15 years                     .625%
     15 years to less than 20 years                     .700%
     20 years to 30 years                               .750%

                                  SCHEDULE II

                            HELLER FINANCIAL, INC.
                          Medium-Term Notes, Series J


     The agreements covered by the representation and warranty of the Company set out in Section 3(b)(vii) are as follows:

     1. Exchange Rate Agent Agreement between the Company and State Street Bank and Trust Company dated as of October 6, 1999.

     2. Determination Agent Agreement between the Company and State Street Bank and Trust Company dated as of October 6, 1999.

     3. Paying Agent and Securities Registrar Agreement between the Company and State Street Bank and Trust Company dated as of October 6, 1999.

                                   EXHIBIT A

                            HELLER FINANCIAL, INC.
             Medium-Term Note, Series J Administrative Procedures
                                October 6, 1999

     The Medium-Term Notes, Series J due from Nine Months to Thirty Years from Date of Issue (the "Notes") of Heller Financial, Inc. (the "Company") are to be offered on a continuing basis. Merrill Lynch, Pierce, Fenner & Smith Incorporated, ABN AMRO Incorporated, Banc One Capital Markets, Inc., Banc of America Securities LLC, Barclays Capital Inc., Chase Securities Inc., Credit Suisse First Boston Corporation, Deutsche Bank Securities Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc., Lehman Brothers Inc., Salomon Smith Barney Inc. and Warburg Dillon Read LLC, as agents (the "Agents") (either acting directly or through one or more affiliates), have agreed to use their reasonable best efforts to solicit offers to purchase Notes from the Company. The Agents may also purchase Notes as principals for resale. The Notes are being sold pursuant to a Distribution Agreement between the Company and the Agents dated as of the date hereof (the "Distribution Agreement"). The Notes will rank equally with all other unsecured and unsubordinated debt of the Company and have been registered with the Securities and Exchange Commission (the "Commission"). The Notes will be issued under the senior indenture dated as of September 1, 1995 (as amended, the "Indenture"), between the Company and State Street Bank and Trust Company ("State Street"), as trustee (in such capacity, the "Trustee"). The Company has appointed State Street as Paying Agent and Securities Registrar under the Indenture with respect to the Notes. In addition, the Trustee has appointed State Street as Authenticating Agent under the Indenture with respect to the Notes.

     Each Note will be represented by either a Global Security (as defined hereinafter) delivered to State Street, as agent for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC (a "Book-Entry Note"), or a certificate delivered to the Holder thereof or a Person designated by such Holder (a "Certificated Note"). Only Notes denominated and payable in U.S. dollars may be issued as Book-Entry Notes. An owner of a Book-Entry Note will not be entitled to receive a certificate representing such Note.

     The procedures to be followed during, and the specific terms of, the solicitation of orders by the Agents and the sale as a result thereof by the Company are explained below. The Company will advise the Agents and State Street in writing of those persons handling administrative responsibilities with whom the Agents and State Street are to communicate regarding orders to purchase Notes and the details of their delivery.

     Administrative procedures and specific terms of the offering are explained below. Book-Entry Notes will be issued in accordance with the administrative procedures set forth in Part I hereof, and Certificated Notes will be issued in accordance with the administrative procedures set forth in Part II hereof. Unless otherwise defined herein, terms defined in the Indenture, the Notes, and the Prospectus Supplement (dated October 6, 1999) relating to the Notes shall be used herein as therein defined. Notes for which interest is calculated on the basis of a fixed interest rate are referred to herein as "Fixed

Rate Notes". Notes for which interest is calculated on the basis of a floating interest rate are referred to herein as "Floating Rate Notes". To the extent the procedures set forth below conflict with the provisions of the Notes, the Indenture or the Distribution Agreement, the relevant provisions of the Notes, the Indenture and the Distribution Agreement shall control.

                                    PART I
                Administrative Procedures for Book-Entry Notes

     In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, State Street will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations from the Company and State Street to DTC dated as of October 6, 1999 and a Medium-Term Note Certificate Agreement between State Street and DTC dated as of September 27, 1988, and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement system ("SDFS").

Issuance:                     On any date of settlement (as defined under
                              "Settlement" below) for one or more Book-Entry
                              Notes, the Company will issue a single global security in fully registered form without coupons
                              (a "Global Security") representing up to U.S.
                              $200,000,000 principal amount of all such Notes that have the same tenor and terms, including (i) in the case of Fixed Rate Notes, the same Original
                              Issue Date, original issue discount provisions, if any, interest rate, Interest Payment Dates, Interest Payment Period, redemption provisions, if any, and Stated Maturity Date, (ii) in the case of Floating Rate Notes, the same Original Issue Date,
                              Basic Rate, Initial Interest Rate, Stated
                              Maturity, Interest Reset Period, Interest Reset
                              Dates, Spread or Spread Multiplier, if any,
                              Minimum Interest Rate, if any, and Maximum
                              Interest Rate, if any and (iii) in the case of Currency Indexed Notes, the same Denominated
                              Currency, Indexed Currency, Face Amount and Base
                              Exchange Rate (in each case, collectively, the "Terms"). Each Global Security will be dated and issued as of the date of its authentication by the Authenticating Agent. Each Global Security will bear an interest accrual date (an "Interest
                              Accrual Date"), which will be (i) with respect to an original Global Security (or any portion thereof), its original issuance date and (ii) with respect to any Global Security (or portion thereof) issued subsequently upon exchange of a Global Security or in lieu of a destroyed, lost or stolen Global Security, the most recent Interest
                              Payment Date to which interest has been paid or duly provided for on the predecessor Global
                              Security or Securities (or if no such payment or provision has been made, the original issuance date of the predecessor Global Security), regardless of the date of authentication of such subsequently issued Global

                              Security. No Global Security will represent (i) both Fixed Rate and Floating Rate Book-Entry Notes or (ii) any Certificated Note.

Identification Numbers:       The Company has previously arranged with the CUSIP
                              Service Bureau of Standard & Poor's Corporation
                              (the "CUSIP Service Bureau") for the reservation of a series of CUSIP numbers (including tranche numbers), which series consists of approximately
                              900 CUSIP numbers and relates to Global Securities representing Book-Entry Notes and book-entry medium-term notes issued by the Company with other series designations. The Company and DTC have obtained from the CUSIP Service Bureau a written list of such reserved CUSIP numbers. The Company will assign CUSIP numbers to Global Securities as described below under Settlement Procedure "B", DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Global Securities, State Street will notify the Company at any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Global Securities, and, if it deems necessary, the Company will reserve additional
                              CUSIP numbers for assignment to Global Securities.
                              Upon obtaining such additional CUSIP numbers, the Company shall deliver a list of such additional
                              CUSIP numbers to State Street and DTC.

Registration:                 Global Securities will be issued only in fully
                              registered form without coupons. Each Global
                              Security will be registered in the name of CEDE &
                              CO., as a nominee for DTC, on the securities register for the Notes maintained under the Indenture. The beneficial owner of a Book-Entry
                              Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note, the "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner in such Note in the account of such Participants. The ownership interest of such beneficial owner in such Note will be recorded through the records of such Participants or through the

                                   EXHIBIT A

                              separate records of such Participants and one or more indirect participants in DTC.

Transfers:                    Transfers of a Book-Entry Note will be
                              accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Note.

Exchange:                     State Street may deliver to DTC and the CUSIP
                              Service Bureau at any time a written notice of consolidation specifying (i) the CUSIP numbers of two or more Outstanding Global Securities that represent (A) Fixed Rate Book-Entry Notes having the same Terms and for which interest has been paid to the same date or (B) Floating Rate Book-
                              Entry Notes having the same Terms and for which interest has been paid to the same date, (ii) a date, occurring at least thirty days after such written notice is delivered and at least thirty days before the next Interest Payment Date for such Book-Entry Notes, on which such Global
                              Securities shall be exchanged for a single replacement Global Security and (iii) a new CUSIP number, obtained from the Company, to be assigned to such replacement Global Security. Upon receipt of such a notice, DTC will send to its participants (including State Street) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, State Street will deliver to the CUSIP Service Bureau a written notice setting forth such exchange date and such new
                              CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Securities to be exchanged will no longer be valid. On the specified exchange date, State Street will exchange such Global Securities for a single
                              Global Security bearing the new CUSIP number and a new Interest Accrual Date and the CUSIP numbers of the exchanged Global Securities will, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned.
                              Notwithstanding the foregoing, if the Global
                              Securities to be exchanged exceed U.S.
                              $200,000,000 in aggregate principal amount, one
                              Global Security will be authenticated and issued to represent each U.S. $200,000,000 of principal amount of the exchanged Global Securities and an additional Global Security will be authenticated and

                                   EXHIBIT A

                              issued to represent any remaining principal amount of such Global Securities (see "Denominations" below).

Maturities:                   Each Book-Entry Note will mature on a date not
                              less than nine months nor more than thirty years after the settlement date for such Note.

Denominations:                Book-Entry Notes will be issued in principal
                              amounts of U.S. $1,000 or any amount in excess thereof that is an integral multiple of U.S.
                              $1,000. Global Securities will be denominated in principal amounts not in excess of U.S.
                              $200,000,000. If one or more Book-Entry Notes having an aggregate principal amount in excess of U.S. $200,000,000 would, but for the preceding sentence, be represented by a single Global
                              Security, then one Global Security will be authenticated and issued to represent each U.S.
                              $200,000,000 principal amount of such Book-Entry
                              Note or Notes and an additional Global Security will be authenticated and issued to represent any remaining principal amount of such Book-Entry Note or Notes. In such a case, each of the Global
                              Securities representing such Book-Entry Note or Notes shall be assigned the same CUSIP number.

Interest:                     General. Interest, if any, on each Book-Entry Note
                              -------
                              will accrue from the Interest Accrual Date of the Global Security representing such Note and will be calculated and paid in the manner described in such Note and in the Note Prospectus (as defined in the Distribution Agreement), as supplemented by the applicable Pricing Supplement. Unless otherwise specified therein, each payment of interest on a Book-Entry Note will include interest accrued to but excluding the Interest
                              Payment Date or Stated Maturity (other than a
                              Stated Maturity of a Fixed Rate Book-Entry Note occurring on the 31st day of a month, in which case such payment of interest will include interest accrued to but excluding the 30th day of such month). Interest payable at the Stated
                              Maturity of a Book-Entry Note will be payable to the Person to whom the principal of such Note is payable. Standard & Poor's Corporation will use the information received in the pending deposit message described under Settlement Procedure "C" below in order to include the amount of any interest payable and certain other information regarding the related Global Security

                                   EXHIBIT A

                              in the appropriate weekly bond report published by Standard & Poor's Corporation.

                              Regular Record Dates.  Unless otherwise specified
                              --------------------
                              in the applicable Pricing Supplement, the regular record date with respect to any Interest Payment Date shall be the date fifteen calendar days immediately preceding such Interest Payment Date.

                              Fixed Rate Book-Entry Notes.  Unless otherwise
                              ---------------------------
                              specified pursuant to Settlement Procedure "A" below, interest payments on Fixed Rate Book-Entry Notes will be made either semiannually on March 1 and September 1 of each year or annually on February 1 of each year and, in either case, at Stated Maturity; provided, however, that in the
                                               --------  -------
                              case of a Fixed Rate Book-Entry Note issued
                              between a regular record date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding regular record date; and provided
                                                                       --------
                              further, that any payment otherwise required to be
                              -------
                              made in respect of a Fixed Rate Note on a date that is not a Business Day for such Fixed Rate Note need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date, and no additional interest shall accrue as a result of such delayed payment.

                              Floating Rate Book-Entry Notes. Interest payments
                              ------------------------------
                              will be made on Floating Rate Book-Entry Notes monthly, quarterly, semi-annually or annually. Unless otherwise agreed upon, interest will be payable, in the case of Floating Rate Book-Entry Notes with a monthly Interest Payment Period, on the third Wednesday of each month: with a quarterly Interest Payment Period, on the third Wednesday of March, June, September and December of each year: with a semi-annual Interest Payment Period on the third Wednesday of the two months specified pursuant to Settlement Procedure "A" below: and with an annual Interest Payment Period, on the third Wednesday of the month specified pursuant to Settlement Procedure "A" below; provided, however, that if an Interest Payment
                              --------  -------
                              Date for a Floating Rate Book-Entry Note would otherwise be a day that is not a Business Day with respect to such Floating Rate Book-

                                   EXHIBIT A

                              Entry Note, such Interest Payment Date will be the next succeeding Business Day with respect to such Floating Rate Book-Entry Note (except that in the case of a Floating Rate Book-Entry Note for which the Base Rate is LIBOR, if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day); provided further, that in the case
                                             -------- -------
                              of a Floating Rate Book-Entry Note issued between a regular record date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding regular record date; and provided
                                                                  --------
                              further, that if the Stated Maturity of a Floating
                              -------
                              of a Floating Rate - Book Entry Note falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest will be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after such Stated Maturity Date.

                              Notice of Interest Payment and Regular Record
                              ---------------------------------------------
                              Dates.  On the first Business Day of January,
                              -----
                              April, July and October of each year, State Street will deliver to the Company and, if requested by DTC, to DTC, a written list of regular record dates and Interest Payment Dates that will occur with respect to Book-Entry Notes during the six-month period beginning on such first Business Day. Promptly after each Interest Determination Date for Floating Rate Book-Entry Notes, the Company will notify Standard & Poor's Corporation of the interest rates determined on such Interest Determination Date.

Calculation of Interest:      Fixed Rate Book-Entry Notes. Interest on Fixed
                              ---------------------------
                              Rate Book-Entry Notes (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months.

                              Floating Rate Book-Entry Notes.  Interest rates on
                              ------------------------------
                              Floating Rate Book-Entry Notes will be determined as set forth in the form of Notes. Interest on Floating Rate Book-Entry Notes, except as otherwise set forth therein, will be calculated on the basis of actual days elapsed and a year of 360 days, except that, in the case of a Floating Rate Book-Entry Note for which the Base Rate is Treasury Rate, interest will be calculated on the basis of the actual number of days in the year.

                                   EXHIBIT A

Payments of Principal
and Interest:                 Payment of Interest Only.  Promptly after each
                              ------------------------
                              regular record date, State Street will deliver to the Company and, if requested by DTC, to DTC, a written notice setting forth, by CUSIP number, the amount of interest to be paid on each Global
                              Security on the following Interest Payment Date
                              (other than an Interest Payment Date coinciding with Stated Maturity) and the total of such amounts. DTC will confirm the amount payable on each Global Security on such Interest Payment Date by reference to the daily bond reports published by Standard & Poor's Corporation. The Company will pay to State Street, as Paying Agent, the total amount of interest due on such Interest Payment
                              Date (other than at Stated Maturity), and State
                              Street will pay such amount to DTC, at the times and in the manner set forth below under "Manner of Payment". If any Interest Payment Date for a Book-
                              Entry Note is not a Business Day, the payment due on such day shall be made on the next succeeding
                              Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date (except that in the case of a Floating Rate Note for which the Base Rate is LIBOR, if such Business Day with respect to such Floating Rate Note is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day).

                              Payments at Stated Maturity. On or about the first
                              ---------------------------
                              Business Day of each month, State Street will deliver to the Company and, if requested by DTC, to DTC, a written list of principal and interest to be paid on each Global Security maturing (on a Stated Maturity Redemption or Repayment Date or otherwise) in the following month. State Street, the Company and DTC will confirm the amounts of such principal and interest payments with respect to each such Global Security on or about the fifth Business Day preceding the Stated Maturity of such Global Security. The Company will pay to State Street, as Paying Agent, the principal amount of such of such Global Security, together with interest due at such Stated Maturity. State Street will pay such amount to DTC at the times and in the manner set forth below under "Manner of Payment". If any Stated Maturity of a Global Security representing

                                   EXHIBIT A

                              Book-Entry Notes is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Stated Maturity. Promptly after payment to DTC of the principal and interest due at Stated Maturity of such Global Security, State Street, as the Authenticating Agent, will cancel such Global Security in accordance with the Indenture and so advise the Company. On the first Business Day of each month, State Street will deliver to the Trustee a written statement indicating the total principal amount of Outstanding Global Securities as of the immediately preceding Business Day.

                              Manner of Payment.  The total amount of any
                              -----------------
                              principal and interest due on Global Securities on any Interest Payment Date or at Stated Maturity shall be paid by the Company to State Street in immediately available funds on such date. The Company will make such payment on such Global Securities by instructing State Street to withdraw funds from an account maintained by the Company at State Street or by wire transfer to State Street. The Company will confirm any such instructions in writing to State Street. Prior to 10 A.M. (New York City time) on the date of Stated Maturity or as soon as possible thereafter, State Street will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment of principal (together with interest thereon) due on a Global Security on such date. On each Interest Payment Date (other than at Stated Maturity) interest payments shall be made to DTC in funds available for immediate use by DTC in accordance with existing arrangements between State Street and DTC. Thereafter on each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the Book-Entry Notes represented by such Global Securities are recorded in the book-entry system maintained by DTC. None of the Company (as issuer or as paying agent), the Trustee or State Street shall have any direct responsibility or liability for the payment by DTC to such Participants of the principal of and interest on the Book-Entry Notes.

                              Withholding Taxes.  The amount of any taxes
                              -----------------
                              required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Procedure for Rate Setting
Posting: The Company and the Agents will discuss from time to time the aggregate principal amount of, the issuance price of, and the interest rates to be borne by, Book-Entry Notes that may be sold as a result of the solicitation of orders by the Agents. If the Company decides to set prices of, and rates borne by, any Book-Entry Notes in respect of which the Agents are to solicit orders (the setting of such prices and rates to be referred to herein as "posting") or if the Company decides to change prices or rates previously posted by it, it will promptly advise the Agents of the prices and rates to be posted.

Acceptance and
Rejection of Orders:          Unless otherwise instructed by the Company, each
                              Agent will advise the Company promptly by telephone of all orders to purchase Book-Entry
                              Notes received by such Agent, other than those rejected by it in whole or in part in the reasonable exercise of its discretion. Unless otherwise agreed by the Company and such Agent, the Company has the right to accept orders to purchase Book-Entry Notes and may reject any such orders in whole or in part.

Preparation of Pricing
Supplement:                   If any order to purchase a Book-Entry Note is
                              accepted by or on behalf of the Company, the Company will prepare a pricing supplement (a
                              "Pricing Supplement") reflecting the terms of such Note and will arrange to have ten copies thereof filed with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Act and will supply at least ten copies thereof (and additional copies if requested) to the soliciting
                              Agent at the address set forth in the penultimate sentence of this paragraph. The Company will cause at least one copy of each such Pricing Supplement to be promptly delivered to the Agents so that the Agents receive such Pricing Supplement not later than 11:00 a.m. New York City time on the first
                              Business Day following the acceptance of any such order. Such Pricing Supplement shall promptly be delivered by courier to such Agent at the following address:

                                   (a) if to Merrill Lynch & Co., to: Tritech
                              Services, 40 Colonial Drive, Piscataway, NJ 08854,
                              Attention: Prospectus Operations/Nachman
                              Kimerling, (908) 885-2768, telecopier (908) 885-
                              2774/5/6;

                                   (b) if to ABN AMRO Incorporated, to it at
                              1325 Avenue of the Americas, 10/th/ Fl., New York, NY 10019-6026, Attention: Connie Cornish, facsimile transmission number (212) 314-1475;

                                   (c) if to Banc One Capital Markets, Inc., to
                              it c/o Operations Manager, Medium-Term Notes, 1 Bank One Plaza, Mail Suite IL1-0237, Chicago, IL 60670, Attention: Cherie McKnight, facsimile transmission number (312) 732-7966;

                                   (d) if to Banc of America Securities LLC, to
                              it at 100 North Tryon, NC1-007-07-01, Charlotte, NC 02255, Attention: Craig Anderson, facsimile transmission number (704) 388-9212;

                                   (e) if to Barclays Capital Inc., to it at 222
                              Broadway, 7/th/ Fl., New York, NY 10038,
                              Attention: Richard Wolff, facsimile transmission number (212) 412-1050;

                                   (f) if to Chase Securities Inc., to it at 270
                              Park Avenue, New York, NY, 10017, Attention:
                              Medium-Term Note Desk, facsimile transmission number (212) 834-6081;

                                   (g) if to Credit Suisse First Boston
                              Corporation, to it at 11 Madison Avenue, 5/th/ Floor, New York, NY 10010, attention Short and Medium Term Finance, facsimile transmission number
                              (212) 325-8183;

                                   (h) if to Deutsche Bank Securities Inc., to
                              it at 31 W. 52/nd/ St., New York, NY 10019,
                              Attention: Daniel F. Benton, facsimile
                              transmission number (212) 469-6801;

                                   (i) if to Goldman, Sachs & Co., to it at 85
                              Broad Street, New York, NY 10004, Attention: Ben Smilchensky, facsimile transmission number (212) 902-0658;

                                   (j) if to J.P. Morgan Securities Inc., to it
                              at 60 Wall Street, Third Floor, New York, NY
                              10260, Attention: MTN Trading Desk, facsimile transmission number (212) 648-5909;

                                   (k) if to Lehman Brothers Inc. by telecopy,
                              to it c/o ADP, Prospectus Services, 536 Broad Hollow Road, Melville, NY 11747, facsimile transmission number (516) 249-7942, and by hand to it at Three World Financial Center, 9th Floor, New York, NY 10285-0900, Attention: Brunie Vazquez;

                                   (l) if to Salomon Smith Barney Inc., to it at
                              390 Greenwich St., 4/th/ Fl., New York,, NY 10013,
                              Attention: Andrea Springer, facsimile number (718) 765-6734;

                                   (m) if to Warburg Dillon Read LLC, to it at
                              677 Washington Blvd., Stamford, CT 06912,
                              Attention: Bruce Widas, facsimile transmission number (203) 719-3160. The Agent that has solicited such order will cause a Note Prospectus and Pricing Supplement to be delivered to the purchaser of the Note.

                              In each instance that a Pricing Supplement is prepared, the Agents will provide a Pricing Supplement and Note Prospectus to the purchaser of the Note or its agent. Pursuant to Rule 434 ("Rule 434") of the Act, the Pricing Supplement may be delivered separately from the Note Prospectus. Outdated Pricing Supplements (other than those retained for files), will be destroyed.

Suspension of Solicitation;
Amendment or Supplement:      The Company may instruct the Agents to suspend at
                              any time, for any period of time or permanently, the solicitation of orders to purchase Notes. Upon receipt of such instructions, the Agents will forthwith suspend solicitation until such time as the Company has advised them that such solicitation may be resumed.

                              In the event that at the time the Company suspends solicitation of purchases there shall be any orders outstanding for settlement, the Company will promptly advise the Trustee, the Agents and State Street whether such orders may be settled and whether copies of the Note Prospectus as in effect at the time of the suspension, together with the appropriate Pricing Supplement, may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements that may be made in the event that the Company determines that such orders may not be settled or that copies of such Note Prospectus may not be so delivered.

                              If the Company decides to amend or supplement the Registration Statement (as defined in the Distribution Agreement) or the Note Prospectus, it will promptly advise the Agents, and furnish the Agents with the proposed amendment or supplement and with such certificates and opinions as are required, all to the extent required by and in accordance with the terms of the Distribution Agreement. Subject to the provisions of the Distribution Agreement, the Company may file with the Commission any such supplement to the Note Prospectus relating to the Notes. The Company will provide the Agents, the Trustee and State Street with copies of any such supplement, and confirm to the Agents that such supplement has been filed with the Commission pursuant to the applicable paragraph of Rule 424(b).

Procedures for Changes:       When the Company has determined to change the
                              interest rates of Notes being offered, it will promptly advise the Agents and the Agents will forthwith suspend solicitation of orders. The
                              Agents will telephone the Company with
                              recommendations as to the changed interest rates.
                              At such time as the Company has advised the Agents of the new interest rates, the Agents may resume solicitation of orders. Until such time only
                              "indications of interest" may be recorded. Within five Business Days after any sale of Notes, the Company will file with the Commission a Pricing

                              Supplement to the Note Prospectus relating to such Notes that reflects the applicable interest rates and other terms and will deliver copies of such Pricing Supplement to the Agents.

Delivery of Prospectus:       A copy of the Note Prospectus and a Pricing
                              Supplement relating to a Book-Entry Note, which pursuant to Rule 434, may be delivered separately from the Note Prospectus, must accompany or precede the earliest of any written offer of such Note, confirmation of the purchase of such Note and payment for such Note by its purchaser. If notice of a change in the terms of the Book-Entry
                              Notes is received by an Agent between the time an order for a Book-Entry Note is placed and the time written confirmation thereof is sent by such Agent to a customer or his agent, such confirmation shall be accompanied by a Note Prospectus and Pricing Supplement setting forth the terms in effect when the order was placed. Subject to "Suspension of Solicitation; Amendment or
                              Supplement" above, each Agent will deliver a Note
                              Prospectus and Pricing Supplement as herein described with respect to each Book-Entry Note sold by it. State Street will make such delivery if such Note is sold directly by the Company to a purchaser (other than an Agent).

Confirmation:                 For each order to purchase a Book-Entry Note
                              solicited by an Agent and accepted by or on behalf of the Company, such Agent will issue a confirmation to the purchaser, with a copy to the Company, setting forth the details set forth above and delivery and payment instructions.

Settlement:                   The receipt by the Company of immediately
                              available funds in payment for a Book-Entry Note and the authentication and issuance of the Global
                              Security representing such Note shall constitute
                              "settlement" with respect to such Note. All orders accepted by the Company will be settled on the third Business Day following the date of sale of such Note pursuant to the timetable for settlement set forth below unless the Company and the purchaser agree to settlement on another day which shall be no earlier than the next Business Day following the date of sale.

Settlement Procedures:        Settlement Procedures with regard to each Book-
                              Entry Note sold by the Company through any soliciting Agent, as agent, shall be as follows:

                              A. The soliciting Agent will advise the Company by telephone (confirmed in writing) of the following settlement information:

                                   1.   Principal amount.

                                   2.   Stated Maturity Date.

                                   3.   (a) In the case of a Fixed Rate Book-
                                        Entry Note, the interest rate; and (b)
                                        in the case of a Floating Rate Book-
                                        Entry Note, the Base Rate, Initial
                                        Interest Rate (if known at such time),
                                        Index Maturity, Interest Reset Period,
                                        Interest Reset Dates, Spread or Spread
                                        Multiplier (if any), Minimum Interest
                                        Rate (if any), Maximum Interest Rate (if any), Interest Determination Dates, Calculation Date, Calculation Agent (if other than the Company).

                                   4.   In the case of a Currency Indexed Book-
                                        Entry Note, the Denominated Currency,
                                        Indexed Currency, Face Amount and Base
                                        Exchange Rate.

                                   5.   Interest Payment Dates and the Interest
                                        Payment Period.

                                   6.   Redemption provisions, if any.

                                   7.   Settlement date.

                                   8.   Price.

                                   9.   Agent's commission, determined as
                                        provided in Schedule I of the
                                        Distribution Agreement.

                                   10.  Whether the Note is issued at an
                                        original issue discount and, if so, the
                                        total amount
                                        of OID, the yield to maturity and the
                                        initial accrual period OID.

                                   11.  If the Note is an Amortizing Note, the
                                        repayment provisions.

                              B. The Company will assign a CUSIP number to the Global Security representing such Note and then advise State Street by telephone (confirmed in writing at any time on the same date) or electronic transmission of the information set forth in Settlement Procedure "A" above, such CUSIP number and the name of the soliciting Agent. The Company will also notify the soliciting Agent by telephone of such CUSIP number as soon as practicable. Each such communication by the Company shall constitute a representation and warranty by the Company to State Street, the Authenticating Agent (if other than State Street), the Trustee and the soliciting Agent that (i) such Note is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by the Company, (ii) such Note, and the Global Security representing such Note, will conform with the terms of the Indenture and (iii) upon authentication and delivery of such Global Security, the aggregate principal amount of all Notes issued under the Indenture will not exceed U.S. $10,000,000,000 or the equivalent thereof in other currencies.

                              C. State Street will enter a pending deposit message through DTC's Participant Terminal System providing the following settlement information to DTC, the soliciting Agent, Standard & Poor's Corporation and, upon request, the Trustee:

                                   1.   The information set forth in Settlement
                                        Procedure "A".

                                   2.   Identification as a Fixed Rate Book-
                                        Entry Note or a Floating Rate Book-Entry
                                        Note.

                                   3.   Identification as a Currency Indexed
                                        Note, if applicable.

                                   4.   Initial Interest Payment Date for such
                                        Note, number of days by which such date
                                        succeeds the related regular record date
                                        (which in the case of the floating rate
                                        Notes that reset daily or weekly, shall
                                        be the DTC Record Date which is the date
                                        5 calendar days immediately preceding
                                        the applicable Interest Payment Date and in the case of all other Notes shall be the regular record date as defined in the Notes) and amount of interest payable on such Interest Payment Date.

                                        5.   The Interest Payment Period.

                                        6.   CUSIP number of the Global Security
                                             representing such Note.

                                        7.   Whether such Global Security will
                                             represent any other Book-Entry Note
                                             (to the extent known at such time).

                                        8.   The number of participant accounts
                                             maintained by DTC on behalf of
                                             State Street, the Trustee and the
                                             Agents.

                              D. The Authenticating Agent will complete such Note, stamp the appropriate legend, if not already set forth thereon, and authenticate the Global Security representing such Note.

                              E. DTC will credit such Note to State Street's participant account at DTC.

                              F. State Street will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to (i) debit such Note to State Street's participant account and credit such Note to the soliciting Agent's participant account and (ii) debit the soliciting Agent's settlement account and credit State Street's settlement account for an amount equal to the price of such Note less the soliciting Agent's commission. The entry of such a deliver order shall constitute a representation and warranty by State Street to DTC that (i) the Global Security representing such Book-Entry Note has been issued and authenticated and (ii) State Street is holding such Global Security pursuant to the Medium-Term Note Certificate Agreement between State Street and DTC.

                         G. The soliciting Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Note to such Agent's participant account and credit such Note to the participant accounts of the Participants with respect to such Note and (ii) to debit the settlement accounts of such Participants and credit the settlement account of such Agent for an amount equal to the price of such Note.

                         H. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "F" and "G" will be settled in accordance with SDFS operating procedures in effect on the settlement date.

                         I. State Street will wire transfer to the account of the Company maintained at Mellon Bank, Pittsburgh, Pennsylvania (Account No. 183-5261, in the name of Heller Financial, Inc.), or such other bank as the Company may designate, funds available for immediate use in the amount transferred to State Street in accordance with Settlement Procedure "F".

                         J. Periodically, State Street will send to the Company and the Trustee a statement setting forth the principal amount of Notes Outstanding as of that date and setting forth a brief description of any sales of which the Company has advised State Street but which have not yet been settled.

                         K. The soliciting Agent will confirm the purchase of such Note to the purchaser either by transmitting to the Participants with respect to such Note a confirmation order or orders through DTC's institutional delivery system or by mailing a written confirmation to such purchaser.

Settlement Procedures
Timetable:               For orders of Book-Entry Notes solicited by an Agent
                         and accepted by the Company for settlement on the first
                         Business Day after the sale date, Settlement Procedures
                         "A" through "K" set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

                         Settlement
                         Procedure            Time
                         ---------            ----
                         A              11:00 A.M. on the sale date
                         B              12:00 Noon on the sale date
                         C              2:00 P.M. on the sale date
                         D              9:00 A.M. on settlement date
                         E              10:00 A.M. on settlement date
                         F-G            2:00 P.M. on settlement date
                         H              4:45 P.M. on settlement date
                         I-K            5:00 P.M. on settlement date

                         If a sale is to be settled more than one Business Day after the sale date, Settlement Procedures "A", "B" and "C" shall be completed as soon as practicable but not later than 11:00 A.M., 12:00 Noon and 2:00 P.M., respectively, on the first Business Day after the sale date. If the Initial Interest Rate for a Floating Rate Book-Entry Note has not been determined at the time that Settlement Procedure "A" is completed, Settlement Procedures "B" and "C" shall be completed as soon as such rate has been determined but no later than 12:00 Noon and 2:00 P.M., respectively, on the second Business Day before the settlement date. Settlement Procedure "H" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in SDFS operating procedures in effect on the settlement date. If settlement of a Book-Entry Note is rescheduled or canceled, State Street will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 P.M. on the Business Day immediately preceding the scheduled settlement date.

Failure to Settle:       If State Street fails to enter an SDFS deliver order
                         with respect to a Book-Entry Note pursuant to Settlement Procedure "F", State Street may deliver to
                         DTC through DTC's Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to State Street's participant account.
                         DTC will process the withdrawal message, provided that State Street's participant account contains a principal amount of the Global Security representing such Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global Security, the Authenticating Agent will cancel such Global Security in accordance with the Indenture and so advise the Company and State Street, and State
                         Street will make appropriate entries in its records.
                         The CUSIP number assigned to such Global Security shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned.
                         If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Security, State Street will exchange such Book-Entry Notes for two Global
                         Securities, one of which shall represent the Book-Entry
                         Notes designated in the withdrawal message and shall be canceled immediately after issuance and the other of which shall represent the other Book-Entry Notes previously represented by the surrendered Global
                         Security and shall bear the CUSIP number of the surrendered Global Security.

                         If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a Person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the soliciting Agent may enter SDFS delivery orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures "G" and "F", respectively. Thereafter, State Street will deliver the withdrawal message and take the related actions described in the preceding paragraph.

                         Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Security, State Street will provide, in accordance with Settlement Procedure "D", for the authentication and issuance of a Global Security representing the other Book-Entry Notes to have been represented by such Global Security and will make appropriate entries in its records.

Trustee and State Street
Not to Risk Funds:           Nothing herein shall be deemed to require the
                             Trustee or State Street to risk or expend its own funds in connection with any payment to the Company, or any Agent or the purchaser, it being understood by all parties that payments made by the Trustee or State Street to either the Company or an Agent shall be made only to the extent that funds are provided to the Trustee or State Street for such purpose.

Authenticity of Signatures:  The Company will cause the Authenticating Agent to furnish the Agents from time to time with the specimen signatures of each of the Authenticating Agent's officers, employees or agents who has been authorized by the Authenticating Agent to authenticate Book-Entry Notes, but the Agents will not have any obligation or liability to the Company or the Authenticating Agent in respect of the authenticity of the signature of any officer, employee or agent of the Company or the Authenticating Agent on any Book-Entry Note.

Payment of Expenses:         Each Agent shall forward to the Company from time
                             to time a statement of the out-of-pocket expenses incurred by such Agent that are reimbursable to it pursuant to the terms of the Distribution
                             Agreement. The Company will remit payment to such Agent promptly after submission of such a statement.

Advertising Costs:           The Company will determine with the Agents the
                             form, substance and amount of advertising that may be appropriate in soliciting offers to purchase the Book-Entry Notes. Advertising expenses will be paid by the Company or reimbursed to the Agents by the Company.

                                    PART II
               Administrative Procedures for Certificated Notes

Issuance:                 Each Certificated Note will be dated and issued as of
                          the date of its authentication by the Authenticating
                          Agent. Each Certificated Note will bear an Original
                          Issue Date, which will be (i) with respect to an original Certificated Note (or any portion thereof), its original issuance date (which will be the settlement date) and (ii) with respect to any Certificated Note (or portion thereof) issued subsequently upon transfer or exchange of a Certificated Note or in lieu of a destroyed, lost or stolen Certificated Note, the Original Issue Date of the predecessor Certificated Note, regardless of the date of authentication of such subsequently issued
                          Certificated Note.

Registration:             Certificated Notes will be issued only in fully
                          registered form without coupons.

Transfers and Exchanges:  A Certificated Note may be presented for transfer or exchange at Goodwin Square, 225 Asylum Street, Hartford, Connecticut 06103 or at the office or agency designated by State Street in The City of New York. Certificated Notes will be exchangeable for other Certificated Notes having identical terms but different authorized denominations without service charge. Certificated Notes will not be exchangeable for Book-Entry Note.

Maturities:               Each Certificated Note will mature on a date not less
                          than nine months nor more than thirty years after the settlement date for such Note.

Denominations:            The denomination of any Certificated Note denominated
                          in U.S. dollars will be a minimum of $1,000 or any amount in excess thereof that is an integral multiple of $1,000. The authorized denominations of Certificated Notes denominated in any Specified
                          Currency other than U.S. dollars will be specified pursuant to "Settlement Procedures" below.

Interest:                 General.  Interest, if any, on each Certificated Note
                          -------
                          will be calculated and paid in the manner described in such Note and in the Note Prospectus, as supplemented by the applicable Pricing Supplement. Unless otherwise specified herein, each payment of interest on a Certificated Note will include interest accrued to but excluding the Interest Payment Date or Stated Maturity (other than a Stated Maturity of a Fixed Rate Certificated Note occurring on the 31st day of a month, in which case such payment of interest will include interest accrued to but excluding the 30th day of such month).

                           Regular Record Dates. The regular record dates with
                           --------------------
                           respect to any Interest Payment Date shall be the date fifteen calendar days immediately preceding such Interest Payment Date.

                           Fixed Rate Certificated Notes. Unless otherwise
                           -----------------------------
                           specified pursuant to Settlement Procedure "A" below, interest payments on Fixed Rate Certificated Notes will be made either semi-annually on March 1 and September 1 of each year or annually on February 1 of each year and, in either case, at Stated Maturity: provided, however, that in the case of a Fixed Rate
                           --------  -------
                           Certificated Note issued between a regular record date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding regular record date; and provided further, that any payment otherwise
                               -------- -------
                           required to be made in respect of a Fixed Rate Certificated Note on a date that is not a Business Day for such Fixed Rate Certificated Note need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date, and no additional interest shall accrue as a result of such delayed payment.

                           Floating Rate Certificated Notes. Interest payments
                           --------------------------------
                           will be made on Floating Rate Certificated Notes monthly, quarterly, semi-annually or annually. Unless otherwise agreed by the Company, interest will be payable, in the case of Floating Rate Certificated Notes with a monthly Interest Payment Period, on the third Wednesday of each month; with a quarterly Interest Payment Period, on the third Wednesday of March, June, September and December of each year; with a semi-annual Interest Payment Period, on the third Wednesday of the two months specified pursuant to Settlement Procedure "A" below; and with an annual

                           Interest Payment Period, on the third Wednesday of the month specified pursuant to Settlement Procedure "A" below, provided, however, that if an Interest
                                      --------  -------
                           Payment Date for a Floating Rate Certificated Note would otherwise be a day that is not a Business Day with respect to such Floating Rate Certificated Note, such Interest Payment Date will be the next succeeding Business Day with respect to such Floating Rate Certificated Note (except that in the case of a Floating Rate Certificated Note for which the Base Rate is LIBOR, if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day); provided further, that in the case of a Floating Rate
                           -------- -------
                           Certificated Note issued between a regular record date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding regular record date; and provided further, that if the Stated Maturity of
                               -------- -------
                           a Floating Rate Certificated Note falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest will be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after such Stated Maturity Date.

Calculation of Interest:   Fixed Rate Certificate Note. Interest on Fixed Rate
                           ---------------------------
                           Certificated Notes (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months.

                           Floating Rate Certificated Notes.  Interest rates on
                           --------------------------------
                           Floating Rate Certificated Notes will be determined as set forth in the form of Notes. The Company and State Street will confirm the amount of the Initial Interest Payment due on any Floating Rate Certificated Note for which the Initial Interest Period is shorter or longer than the Index Stated Maturity. Interest on Floating Rate Certificated Notes, except as otherwise set forth therein, will be calculated on the basis of actual days elapsed and a year of 360 days, except that, in the case of a Floating Rate Certificated Note for which the Base Rate is Treasury Rate, interest will be calculated on the basis of the actual number of days in the year.

Payments of Principal
and Interest:              State Street will pay the principal amount of each
                           Certificated Note at Stated Maturity upon
                           presentation of such Note to State Street. Such
                           payment, together with payment of interest due at
                           Stated Maturity of such Note, will be made in funds
                           available for immediate use by State Street and in
                           turn by the Holder of such Note. Certificated Notes
                           presented to State Street at Stated Maturity for
                           payment will be canceled by State Street, as the
                           Authenticating Agent in accordance with the
                           Indenture. All interest payments on a Certificated
                           Note (other than interest due at Stated Maturity)
                           will be made by check drawn on State Street (or
                           another Person appointed by State Street) and mailed
                           by State Street to the Person entitled thereto as
                           provided in such Note and the Indenture; provided,
                                                                    --------
                           however, that the holder of U.S. $10,000,000 (or the
                           -------
                           equivalent thereof in other currencies) or more of Notes with similar tenor and terms will be entitled to receive payment by wire transfer in U.S. dollars.
                           Following each Regular Record Date and Special Record
                           Date, State Street will furnish the Company and the Paying Agent (if other than State Street) with a list of interest payments to be made on the following
                           Interest Payment Date for each Certificated Note and the total for all Certificated Notes. Interest at Stated Maturity will be payable to the Person to whom the payment of principal is payable. State Street will provide monthly to the Company lists of principal and interest, to the extent ascertainable, to be paid on Certificated Notes maturing (on a Stated Maturity, Redemption or Repayment Date or otherwise) in the next month.

                           State Street will be responsible for withholding taxes on interest paid on Certificated Notes as required by applicable law.

                           If any Interest Payment Date for or the Stated Maturity of a Certificated Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date or Stated Maturity, as the case may be, except in the case of an Interest Payment Date on a Floating Rate Certificated Note for which the Base Rate is LIBOR, if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day.


Procedure for Rate Setting
and Posting:               The Company and the Agents will discuss from time to
                           time the aggregate principal amount of the issuance price of, and the interest rates to be borne by, Notes that may be sold as a result of the solicitation of orders by the Agents. If the Company decides to set prices of, and rates borne by, any Notes in respect of which the Agents are to solicit orders (the setting of such prices and rates to be referred to herein as "posting") or if the Company decides to change prices or rates previously posted by it, it will promptly advise the Agents of the prices and rates to be posted.

Acceptance and Rejection
of Orders:                 Unless otherwise instructed by the Company, each
                           Agent will advise the Company promptly by telephone of all orders to purchase Certificated Notes received by such Agent, other than those rejected by it in whole or in part in the reasonable exercise of its discretion. Unless otherwise agreed by the Company and the Agents, the Company has the sole right to accept orders to purchase Certificated Notes and may reject any such orders in whole or in part.

Preparation of Pricing
Supplement:                If any order to purchase a Certificated Note is
                           accepted by or on behalf of the Company, the Company will prepare a pricing supplement (a "Pricing
                           Supplement") reflecting the terms of such Note and will arrange to have ten copies thereof filed with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Act and will supply at least ten copies thereof (and additional copies if requested) to the soliciting Agent at the address set forth in the penultimate sentence of this paragraph. The Company will cause at least one copy of each such Pricing Supplement to be promptly delivered to the Agents so that the Agents receive such Pricing Supplement not later than the close of business on the first Business Day following acceptance of any such order. Such Pricing Supplement shall promptly be delivered by courier to such Agent at the following address:

                                   (a)  if to Merrill Lynch & Co., to: Tritech
                           Services, 40 Colonial Drive, Piscataway, NJ 08854,
                           Attention: Prospectus Operations/Nachman Kimerling,
                           (908) 885-2768, telecopier (908) 885-2774/5/6;

                                   (b)  if to ABN AMRO Incorporated, to it at
                           1325 Avenue of the Americas, 10/th/ Fl., New York, NY 10019-6026, Attention: Connie Cornish, facsimile transmission number (212) 314-1475;

                                   (c) if to Banc One Capital Markets, Inc., to it c/o Operations Manager, Medium-Term Notes, 1 Bank One Plaza, Mail Suite IL1-0237, Chicago, IL 60670,
                           Attention: Cherie McKnight, facsimile transmission number (312) 732-7966;

                                   (d) if to Banc of America Securities LLC, to it at 100 North Tryon, NC1-007-07-01, Charlotte, NC 02255, Attention: Illeana Chu facsimile transmission number (704) 388-9982;

                                   (e)  if to Barclays Capital Inc., to it at
                           222 Broadway, 7/th/ Fl., New York, NY 10038,
                           Attention: Richard Wolff, facsimile transmission number (212) 412-1050;

                                   (f)  if to Chase Securities Inc., to it at
                           270 Park Avenue, New York, NY, 10017, Attention:
                           Medium-Term Note Desk, facsimile transmission number
                           (212) 834-6081;

                                   (g)  if to Credit Suisse First Boston
                           Corporation, to it at 11 Madison Avenue, 5/th/ Floor, New York, NY 10010, attention Short and Medium Term Finance, facsimile transmission number (212) 325-8183;

                                   (h)  if to Deutsche Bank Securities Inc., to
                           it at 31 W. 52/nd/ St., New York, NY 10019,
                           Attention: Daniel F. Benton, facsimile transmission number (212) 469-6801;

                                   (i)  if to Goldman, Sachs & Co., to it at 85
                           Broad Street, New York, NY 10004, Attention: Ben Smilchensky, facsimile transmission number (212) 902-0658;

                                      (j)  if to J.P. Morgan Securities Inc., to
                              it at 60 Wall Street, Third Floor, New York, NY 10260, Attention: MTN Trading Desk, facsimile transmission number (212) 648-5909;

                                      (k)  if to Lehman Brothers Inc. by
                              telecopy, to it c/o ADP, Prospectus Services, 536 Broad Hollow Road, Melville, NY 11747, facsimile transmission number (516) 249-7942, and by hand to it at Three World Financial Center, 9th Floor, New York, NY 10285-0900, Attention: Brunie Vazquez;

                                      (l)  if to Salomon Smith Barney Inc., to
                              it at 390 Greenwich St., 4/th/ Fl., New York, NY 10013, Attention: Andrea Springer, facsimile number (718) 765-6734;

                                      (m)  if to Warburg Dillon Read LLC, to it
                              at 677 Washington Blvd., Stamford, CT 06912,
                              Attention: Bruce Widas, facsimile transmission number (203) 719-3160.

                              The Agent that has solicited such order will cause a Note Prospectus and Pricing Supplement to be delivered to the purchaser of the Note.

                              In each instance that a Pricing Supplement is prepared, the Agent will provide Pricing Supplement and Note Prospectus prior to the purchaser of the Note or its agent. Pursuant to Rule 434, the Pricing Supplement may be delivered separately from the Note Prospectus. Outdated Pricing Supplements (other than those retained for files), will be destroyed.

Suspension of Solicitation;
Amendment or Supplement:      The Company may instruct the Agents to suspend at
                              any time for any period of time or permanently, the solicitation of orders to purchase Notes. Upon receipt of such instructions, the Agents will forthwith suspend solicitation until such time as the Company has advised them that such solicitation may be resumed.

                              In the event that at the time the Company suspends solicitation of purchases there shall be any orders outstanding for settlement, the Company will promptly advise the Agents, the Trustee and State Street whether such orders may be settled and whether copies

                                   EXHIBIT A

                         of the Note Prospectus as in effect at the time of the suspension, together with the appropriate Pricing Supplement, may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements that may be made in the event that the Company determines that such orders may not be settled or that copies of such Note Prospectus may not be so delivered.

                         If the Company decides to amend or supplement the Registration Statement or the Note Prospectus, it will promptly advise the Agents and furnish the Agents with the proposed amendment or supplement and with such certificates and opinions as are required, all to the extent required by and in accordance with the terms of the Distribution Agreement. Subject to the provisions of the Distribution Agreement, the Company may file with the Commission any supplement to the Note Prospectus relating to the Notes. The Company will provide the Agents, the Trustee and State Street with copies of any such supplement, and confirm to the Agents that such supplement has been filed with the Commission pursuant to the applicable paragraph of Rule 424(b).

Procedure for Rate
Changes: When the Company has determined to change the interest rates of Notes being offered, it will promptly advise the Agents and the Agents will forthwith suspend solicitation of orders. The Agents will telephone the Company with recommendations as to the changed interest rates. At such time as the Company has advised the Agents of the new interest rates, the Agents may resume solicitation of orders. Until such time only "indications of interest" may be recorded. Within two Business Days after any sale of Notes, the Company will file with the Commission a Pricing Supplement to the Note Prospectus relating to such Notes that reflects the applicable interest rates and other terms and will deliver copies of such Pricing Supplement to the Agents.

Delivery of Prospectus:  A copy of the Note Prospectus and a Pricing Supplement relating to a Certificated Note must accompany or precede the earliest of any written offer of

                                   EXHIBIT A

                         such Note, confirmation of the purchase of such Note and payment for such Note by its purchaser. If notice of a change in the terms of the Certificated Notes is received by an Agent between the time an order for a Certificated Note is placed and the time written confirmation thereof is sent by such Agent to a customer of his agent, such confirmation shall be accompanied by a Note Prospectus and Pricing Supplement setting forth the terms in effect when the order was placed. Subject to "Suspension of Solicitation:
                         Amendment or Supplement" above, each Agent will deliver a Note Prospectus and Pricing Supplement as herein described with respect to each Certificated Note sold by it. State Street will make such delivery if such
                         Note is sold directly by the Company to a purchaser (other than an Agent).

Confirmation:            For each order to purchase a Certificated Note
                         solicited by an Agent and accepted by or on behalf of the Company, such Agent will issue a confirmation to the purchaser, with a copy to the Company, setting forth the details set forth above and delivery and payment instructions.

Settlement:              The receipt by the Company of immediately available
                         funds in exchange for an authenticated Certificated
                         Note delivered to the soliciting Agent and such Agent's delivery of such Note against receipt of immediately available funds shall, with respect to such Note, constitute "settlement". All orders accepted by the Company will be settled on the third Business Day following the date of sale pursuant to the timetable for settlement set forth below, unless the Company and the purchaser agree to settlement on another day which shall be no earlier than the next Business Day following the date of sale.

Settlement Procedures:   Settlement Procedures with regard to each Certificated
                         Note sold by the Company through the Agents, as agent, shall be as follows:

                         A. Such soliciting Agent will advise the Company by telephone (confirmed in writing) of the following settlement information.

                                   EXHIBIT A

                              1. Name in which such Note is to be registered ("Registered Owner").

                              2. Address of the Registered Owner and address for payment of principal and interest.

                              3.   Taxpayer identification number of the
                                   Registered Owner (if available).

                              4.   Principal Amount.

                              5.   Stated Maturity Date.

                              6. (a) In the case of a Fixed Rate Certificated Note, the interest rate; and (b) in the case of a Floating Rate Certificated Note, the Initial Interest Rate (if known at such time), Base Rate, Index Stated Maturity, Interest Reset Period, Interest Reset Dates, Spread or Spread Multiplier (if any), Minimum Interest Rate (if any), and Maximum Interest Rate (if any), Calculation Date, Calculation Agent.

                              7.   In the case of a Currency Indexed
                                   Certificated Note, the Denominated Currency,
                                   Indexed Currency, Face Amount and Base
                                   Exchange Rate.

                              8.   Interest Payment Dates and the Interest
                                   Payment Period.

                              9. Specified Currency and whether the option to elect payment in a Specified Currency applies and if the Specified Currency is not U.S. dollars, the authorized denominations.

                              10.  Redemption provisions, if any.

                              11.  Settlement date.

                              12.  Price (including currency).

                                   EXHIBIT A

                              13.  Agent's commission, determined as provided in
                                   Schedule I of the Distribution Agreement.

                              14. Whether the Note is issued at an original issue discount, and, if so, the total amount of OID, the yield to maturity and the initial accrual period OID.

                              15.  If the Note is an Amortizing Note, the
                                   repayment provision.

                         B. The Company will advise State Street by telephone (confirmed in writing at any time on the sale date) or electronic transmission of the information set forth in Settlement Procedure "A" above and the name of the soliciting Agent. Each such communication by the Company shall constitute a representation and warranty by the Company to State Street, the Trustee and the soliciting Agent that (i) such Note is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by the Company, (ii) such Note will conform with the terms of the Indenture and (iii) upon authentication and delivery of such Note, the aggregate principal amount of all Notes issued under the Indenture will not exceed U.S. $10,000,000,000 or the equivalent thereof in other currencies.

                         C. The Company will deliver to State Street a pre-printed four-ply packet for such Note, which packet will contain the following documents in forms that have been approved by the Company, the Agents, State Street and the Trustee:

                              1.   Note with customer confirmation.

                              2.   Stub One--For Authenticating Agent.

                              3.   Stub Two--For Soliciting Agent.

                              4.   Stub Three--For the Company.

                                   EXHIBIT A

                         D. The Authenticating Agent will complete such Note and will authenticate such Note and deliver it (with the confirmation) and Stubs One and Two to the soliciting Agent in the case of: (a) Merrill Lynch, Pierce, Fenner & Smith Incorporated, to NSCC at 55 Water Street, Concourse Level, New York, NY 10041, Attention: Al Mitchell; (b) ABN AMRO Incorporated c/o The Bank of New York, 1 Wall St., 3/rd/ Floor, Window A, Acct. #208462 for the account of AABT, New York, NY 10041 Attn: Andrea Jackson; (c) Banc One Capital Markets, Inc. at c/o Bankers Trust, 16 Wall Street, 5th Floor, Window 51, New York, NY, 10015, Attention: Jim Murray;
                              (d) Banc of America Securities LLC c/o The Bank of New York, One Wall Street, 3/rd/ floor, Window B,
                              Attn: Joe Cangelosi, New York, NY, 10286, A/C# 016854; (e) Barclays Capital Inc. at _____________________; (f) Chase Securities Inc.
                              at 55 Water Street, Room 226, New York, NY,
                              Attention: Windows 17 and 18; (g) Credit Suisse First Boston Corporation, at Five World Trade Center, 7/th/ Floor, New York, NY 10048,
                              Attention: Paul Riley;, (h) Deutsche Bank
                              Securities Inc. at _________________; (i) Goldman, Sachs and Co. at 85 Broad Street, New York, NY 10004, Attention: Mike Mosely, Receive and Deliver; (j) J.P. Morgan Securities Inc., at 60 Wall Street, New York, NY 10260, Attention: Maria Sramek; (k) Lehman Brothers Inc. c/o Chemical Bank, Four New York Plaza, Ground Floor, Receive Window, FAO Lehman Brothers, New York, NY
                              Attention: Jennifer Jones; (l) Salomon Smith
                              Barney Inc. at DTC/New York Window, Mezzanine Level, 3/rd/ Floor, For the Account of SSB/Salomon Brothers, 55 Water St., New York, NY 10001; and
                              (m) Warburg Dillon Read LLC, at 677 Washington Blvd., Stamford, CT 06912, Attention: Bruce Widas; and such Agent will acknowledge receipt of the Note by stamping or otherwise marking Stub One and returning it to the Authenticating Agent. Such delivery will be made only against receipt of evidence that instructions have been given by the soliciting Agent for payment to the

                                   EXHIBIT A

                              account of the Company at Mellon Bank, Pittsburgh, Pennsylvania (Account No. 183-5261, in the name of Heller Financial Inc.), or such other bank as the Company may designate, in funds available for immediate use, of an amount equal to the price of such Note less such Agent's commission.

                         E. The soliciting Agent will deliver such Note (with the confirmation) to the customer against payment in immediately payable funds. The soliciting Agent will obtain the acknowledgment of receipt of such Note by retaining Stub Two.

                         F. State Street will send Stub Three to the Company by first-class mail. Periodically, State Street will also send to the Company a statement setting forth the principal amount of the Notes Outstanding as of that date under the Indenture and setting forth a brief description of any sales of which the Company has advised State Street but which have not yet been settled.

Settlement Procedures
Timetables:              For orders of Certificated Notes by Agent, as agent,
                         and accepted by the Settlement Company, Settlement
                         Procedures "A" through "F" set forth above shall be completed on or before the respective times (New York
                         City time) set forth below:

                         Settlement
                         Procedure                Time
                         ---------                ----
                         A              2:00 P.M. on the sale date
                         B              3:00 P.M. on the sale date
                         C-D            2:15 P.M. on settlement date
                         E              3:00 P.M. on settlement date
                         F              5:00 P.M. on settlement date

Failure to Settle:       If a purchaser fails to accept delivery of and make
                         payment for any Certificated Note, the soliciting Agent will notify the Company and State Street by telephone and return such Note to the Authenticating Agent (if other than State Street). Upon receipt of such notice, the Company will immediately wire transfer to the account of the soliciting Agent an amount equal to the

                                   EXHIBIT A

                              amount previously credited to the account of the Company in respect of such Note. Such wire transfer will be made on the settlement date, if possible, and in any event not later than the Business Day following the settlement date. If the failure shall have occurred for any reason other than a default by the soliciting Agent in the performance of its obligations hereunder and under the Distribution Agreement, then the Company will reimburse such Agent or State Street, as appropriate, on an equitable basis for its loss of the use of the funds during the period when they were credited to the account of the Company. Immediately upon receipt of the Certificated Note in respect of which such failure occurred, the Authenticating Agent will cancel such note in accordance with the Indenture and so advise the Company and State Street, and State Street will make appropriate entries in its records.

Trustee and State Street
Not to Risk Funds:            Nothing herein shall be deemed to require the
                              Trustee or State Street to risk or expend its own funds in connection with any payment to the Company, or any Agent or the purchaser, it being understood by all parties that payments made by the Trustee or State Street to either the Company or an Agent shall be made only to the extent that funds are provided to the Trustee or State Street for such purpose.

Authenticity to Signatures:   The Company will cause the Authenticating Agent to
                              furnish the Agents from time to time with the specimen signatures of each of the Authenticating
                              Agent's officers, employees or agents who has been authorized by the Authenticating Agent to authenticate Certificated Notes, but the Agents will have no obligation or liability to the Company or the Authenticating Agent in respect of the authenticity of the signature of any officer, employee or agent of the Company or the Authenticating Agent on any Certificated Note.

Payment of Expenses:          Each Agent shall forward to the Company from time
                              to time a statement of the out-of-pocket expenses incurred by such Agent that are reimbursable to it pursuant to the terms of the Distribution
                              Agreement. The Company will remit payment to the Agents promptly after submission of such a statement.

                                   EXHIBIT A

Advertising Costs:            The Company will determine with the Agents the
                              form, substance and amount of advertising that may be appropriate in soliciting orders to purchase the Certificated Notes. Advertising expenses will be paid by the Company or reimbursed to the Agents by the Company.

                                   EXHIBIT B

                            HELLER FINANCIAL, INC.
                          Medium Term Notes, Series J

               Due From 9 Months to 30 Years from Date of Issue

                                TERMS AGREEMENT

                          _____________________, 19__


Heller Financial, Inc.
500 West Monroe Street
Chicago, Illinois  60661


Attention:  Treasurer


     Subject in all respects to the terms and conditions of the Distribution Agreement dated ____________ between Merrill Lynch, Pierce, Fenner & Smith Incorporated, ABN AMRO Incorporated, Banc One Capital Markets, Inc., Banc of America Securities LLC, Barclays Capital Inc., Chase Securities Inc., Credit Suisse First Boston Corporation, Deutsche Bank Securities Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc., Lehman Brothers Inc., Salomon Smith Barney Inc. and Warburg Dillon Read LLC and you (the "Agreement"), the undersigned agrees to purchase the following Notes of Heller Financial, Inc.:


Aggregate Principal Amount:


     Interest Rate:


          If Fixed Rate Note:

               Interest Rate:

               Interest Payment Date(s):


          If Floating Rate Note:

               Base Rate:

               Initial Interest Rate:

               Interest Reset Period(s):

               Interest Payment Period(s):

               Interest Payment Date(s):

                                   EXHIBIT B


               Interest Determination Date(s):

               Index Maturity:

               Spread, if any:

               Spread Multiplier, if any:

               Maximum Interest Rate, if any:

               Minimum Interest Rate, if any:

               Calculation Agent:


     Stated Maturity Date:

     Purchase Price:  ___% of Principal Amount, minus a ___% Discount

     Settlement Date and Time:

     Currency of Denomination:


     Currency of Payment:

     If Currency Indexed Note:

          Face Amount:

          Indexed Currency:

          Base Exchange Rate:

          Determination Agent:


     If Amortizing Note:

          Repayment provisions:


     Optional Redemption, if any:

          Initial Redemption Date:

                                   EXHIBIT B


          Redemption Price: initially ___% of Principal Amount and declining by ___% of the Principal Amount on each anniversary of the Initial Redemption Date until the Redemption Price is 100% of the Principal Amount.

     Optional Repayment, if any:

          Optional Repayment Dates:

          Optional Repayment Prices:


     Place for Delivery of Notes and Payment Therefor:

     Method of Payment:

Modification, if any, in the requirements to deliver the documents specified in
Section 5(B)(b) of the Agreement:

     Period during which additional Notes may not be sold pursuant to Section 4(m) of the Agreement:

     Other Provisions:


[________________________]

By:_______________________


Accepted:

HELLER FINANCIAL, INC.

By:_______________________
Title:____________________

                                   EXHIBIT C

                         FORM OF OPINION OF COUNSEL TO
                            HELLER FINANCIAL, INC.


     The opinion of counsel for the Company, to be delivered pursuant to Section 4(j), 5(A)(b) or 5(B)(b) of the Distribution Agreement, shall be to the effect set forth below. In addition, such opinion shall cover such other matters as the Agent may reasonably require. All references to the "Registration Statement" shall be to the Registration Statement as amended as of the date of such opinion, and all references to the "Note Prospectus" shall be to the Note Prospectus as amended and supplemented as of the date of such opinion.

          (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority under the laws of such State to own its properties and conduct its business as described in the Note Prospectus; is duly qualified to do business as a foreign corporation in good standing in each state or other jurisdiction in which, in the opinion of such counsel, such qualification is required, or if in any jurisdiction the Company is not so qualified, the failure so to qualify does not, considering all such cases in the aggregate, involve a material risk to the business, properties, financial position or results of operations of the Company and its subsidiaries, taken as a whole; all of the issued and outstanding shares of capital stock of each subsidiary of the Company, other than those which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary (as defined in Rule 1-02(v) of Regulation S-X promulgated by the Commission), which are owned by the Company, are owned by the Company free and clear of all claims, liens, encumbrances and security interests; each of such subsidiaries of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and is qualified to do business and is in good standing in each state or other jurisdiction in the United States in which, in the opinion of such counsel, such qualification is required, or if in any jurisdiction any such subsidiary is not so qualified, the failure so to qualify does not, considering all such cases in the aggregate, involve a material risk to the business, properties, financial position or results of operations of the Company and its subsidiaries, taken as a whole;

          (ii) The Indenture has been duly authorized, executed, and delivered, has been qualified under the Trust Indenture Act, and constitutes a valid and legally binding instrument in accordance with its terms; the Notes have been duly authorized, and, when executed and authenticated as specified in the Indenture and delivered pursuant to the provisions of this Agreement will constitute, valid and legally binding obligations of the Company in accordance with their terms and the terms of the Indenture, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Notes and the Indenture conform to the description thereof in the Note Prospectus;

          (iii) The Registration Statement has become effective under the Act and to the best knowledge of such counsel no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or, to the knowledge of such counsel, threatened by the Commission;

                                   EXHIBIT C

          (iv) The Registration Statement and the Note Prospectus, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act, the Trust Indenture Act and the rules and regulations thereunder; such counsel does not believe that the Registration Statement, at the time it became effective and as of the date of the opinion, or the Note Prospectus or any amendment or supplement thereto, as of the date of the Distribution Agreement or the date of the opinion, contained or contains an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the documents incorporated by reference in the Registration Statement or Note Prospectus, when they became effective under the Act or were filed with the Commission under the Exchange Act, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; it being understood that such counsel need express no opinion as to the financial statements or other financial data included in any of the documents mentioned in this clause;

          (v) To the best knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Note Prospectus, and there is no contract or other document of a character required to be described in the Registration Statement or Note Prospectus, or to be filed as an exhibit, which is not described or filed as required; and the statements included or incorporated in the Note Prospectus describing any legal proceedings or material contracts or agreements relating to the Company fairly summarize such matters;

          (vi) The Distribution Agreement and any Terms Agreement have been duly authorized, executed and delivered by the Company;

          (vii) The Exchange Rate Agent Agreement and the Determination Agent Agreement, each dated as of the date hereof and entered into by the Company and State Street Bank and Trust Company, as Exchange Rate Agent and Determination Agent, respectively, have each been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery by the party thereto other than the Company) constitute the valid and legally binding obligations of the Company, enforceable in accordance with their respective terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

          (viii) The Paying Agent and Securities Registrar Agreement dated as of the date hereof and entered into by the Company and State Street Bank and Trust Company, has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery by the party thereto other than the Company)

                                   EXHIBIT C


constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

          (ix) No consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the Notes by the Company, except such as have been obtained under the Act and the Trust Indenture Act and such as may be required under state securities laws in connection with the sale of the Notes;

          (x) None of the issuance and sale of the Notes, the performance of the obligations of the Company under the Notes, the Indenture, this Agreement and any Terms Agreement, the consummation of any of the other transactions contemplated in this Agreement and any Terms Agreement or the fulfillment of the terms of this Agreement and any Terms Agreement will conflict with, result in a breach of, or constitute a default under the charter or by-laws of the Company or the terms of any indenture or other agreement or instrument known to such counsel and to which the Company or any of its subsidiaries is a party or bound, or any order or regulation known to such counsel to be applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries.

                                   EXHIBIT D

                               FORM OF LETTER OF
                              ARTHUR ANDERSEN LLP
                    INDEPENDENT ACCOUNTANTS TO THE COMPANY


     All references to the "Registration Statement" shall be to the Registration Statement, as amended as of the date of such letter, and all references to the "Note Prospectus" shall be to the Note Prospectus as amended or supplemented as of the date of such letter.

     (1) In their opinion, the audited financial statements and financial statement schedules of the Company and its consolidated subsidiaries included or incorporated in the Registration Statement and the Note Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

     (2) On the basis of a reading of the amounts included or incorporated in the Registration Statement and the Note Prospectus in response to Item 301 of Regulation S-K promulgated by the Commission and of the latest unaudited financial statements made available by the Company and its subsidiaries, their limited review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited interim financial information; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes (or drafts thereof where approved minutes were not available) of the meetings of the stockholders, directors and executive committees of the Company; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to the date of the most recent audited financial statements included or incorporated in the Registration Statement and the Note Prospectus, nothing came to their attention which caused them to believe that:

          (a) The amounts in the "Selected Financial Data" included or incorporated in the Registration Statement and the Note Prospectus, do not agree with the corresponding amounts in the audited or the unaudited financial statements from which such amounts were derived, except that, with respect to the amounts representing the ratio of earnings to fixed charges for each period presented, such amounts are not accurately derived from worksheets prepared by the Company;

          (b) Any unaudited financial statements of the Company and its subsidiaries included or incorporated in the Registration Statement and the Note Prospectus do not comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act; or such unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the

                                   EXHIBIT D

audited financial statements included or incorporated in the Registration Statement and the Note Prospectus; or

          (c) With respect to the period subsequent to the date of the most recent financial statements included or incorporated in the Registration Statement and the Note Prospectus, there was, at a specified date not more than five business days prior to the date of the letter, any change in the capital stock or any increase in the total short-term or total long-term debt of the Company and its consolidated subsidiaries or there were, as of the month-end date prior to the date of the letter for which financial statements of the Company and its consolidated subsidiaries are available, any decreases in its consolidated total assets or its stockholders' equity, in each case as compared with the amounts shown on the most recent consolidated balance sheet included or incorporated in the Registration Statement and the Note Prospectus, or for the period from the date of the most recent financial statements included or incorporated in the Registration Statement and the Note Prospectus to such month-end date there were any decreases, as compared with the corresponding period in the preceding year, in total revenue or income before income taxes or in the total income of the Company and its consolidated subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Agent; or

          (d) The amounts included in any unaudited "capsule" information included or incorporated in the Registration Statement and the Note Prospectus do not agree with the amounts set forth in the unaudited financial statements for the same periods or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited financial statements included or incorporated in the Registration Statement and the Note Prospectus; and

     (3) They have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth or incorporated in the Registration Statement and the Note Prospectus, and in Exhibit 12 to the Registration Statement, including the information included or incorporated in Items 1 and 7 of the Company's annual report on Form 10-K, incorporated therein, or in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included or incorporated in any of the Company's quarterly reports on Form 10-Q incorporated therein, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

                                      D-2